UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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CSX CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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“CSX continues to focus on executing its core strategy and creating new opportunities within its diverse business portfolio to create sustainable value for shareholders in an evolving business environment.”

March 25, 2015

Dear Fellow Shareholder:

I am pleased to invite you to join the CSX Board of Directors, senior management and your fellow shareholders at our 2015 Annual Meeting of Shareholders (the “Annual Meeting”) on Wednesday, May 6, 2015 at The Jefferson Hotel, 101 West Franklin St., Richmond, Virginia 23220.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement include information about the matters to be voted upon at the Annual Meeting. Proxy materials for the Annual Meeting and our 2014 Annual Report to Shareholders, which includes CSX Corporation’s (“CSX” or the “Company”) audited financial statements and additional information about our business, are also available online to offer additional means for our shareholders to review important Company information and reduce the environmental impact of the Annual Meeting.

In 2014, CSX faced challenges and opportunities that reinforced the importance of the freight rail industry in supporting the global supply chain and American competitiveness. Epic winter weather early in the year was followed quickly by an unexpected surge in freight volume that strained resources across all modes of transportation. The demand for CSX services reminded us that the economic and environmental benefits of the freight rail network increasingly serve a country with a growing population and a critical need for transportation infrastructure.

To continue delivering those benefits and creating value for its shareholders, CSX has aligned its growth and investment with opportunities in energy, manufacturing, agriculture and global commerce. As a result, the Company is generating record results by leveraging the most diverse business mix in its history with new opportunities across nearly all of the markets it serves.

CSX is focused on executing its core strategy of delivering service excellence to customers, which drives the Company’s ability to grow its merchandise and intermodal businesses faster than the economy, price above inflation and continue to generate improvements in asset utilization. The financial results of 2014 are continued evidence that the company’s employees, core strategy and diverse business portfolio can create sustainable value for shareholders in an evolving and challenging business environment.

CSX also remains committed to sound corporate governance and leadership practices, including continuous board and management succession planning. In this regard, the Board of Directors will ask shareholders to elect two new directors at this year’s Annual Meeting: Oscar Munoz, our President and Chief Operating Officer, and David M. Moffett, an independent director nominee. We believe their skills, insights and backgrounds will further strengthen CSX’s Board. These nominations will fill two vacancies. Due to competing business demands, Gilbert H. Lamphere will not stand for re-election at this year’s Annual Meeting and Congressman J.C. Watts resigned from the Board in 2014. Mr. Lamphere and Congressman Watts both served CSX as Board members with distinction, and the Board is grateful for their wisdom and dedicated service over the years.

We hope that you will participate in the Annual Meeting, either by attending to vote in person or by submitting your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card (or voting instruction form, if you hold shares through a broker). Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice of Internet Availability of Proxy Materials you received in the mail or via email.

On behalf of the Board of Directors, our management team and our 32,000 CSX colleagues around the country, thank you for your investment in CSX. I look forward to seeing you at the Annual Meeting.

Sincerely,

Michael J. Ward

Chairman of the Board and Chief Executive Officer

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PARTICIPATE IN THE FUTURE OF YOUR COMPANY, VOTE NOW.

To play a part in the future of your Company, it is very important that you vote. Based on New York Stock Exchange (“NYSE”) rules, if your shares are held through a broker, bank or other nominee, they cannot vote on your behalf on non-discretionary matters.

Please cast your vote as soon as possible on all of the items listed below to ensure that your shares are represented.

Proposals that Require your Vote

		Board recommendation	Unvoted broker shares	Abstentions	Votes required for approval
PROPOSAL 1	Election of Directors	FOR each nominee	Do not count	Do not count for any matter	Majority of votes cast for all matters
PROPOSAL 2	Ratification of Accounting Firm	FOR	Discretionary vote
PROPOSAL 3	Advisory vote on Executive Compensation	FOR	Do not count
PROPOSAL 4	Re-approval of Performance Measures under the 2010 CSX Stock and Incentive Award Plan	FOR	Do not count

Voting Options

Even if you plan to attend our Annual Meeting in person, please read this Proxy Statement with care, and vote using any of the following methods. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

By internet using a computer Visit 24/7 www.proxyvote.com	By internet using a smartphone or tablet Scan this QR code 24/7 to vote with your mobile device (may require free software)	By telephone Dial toll-free 24/7 1-800-690-6903	By mail Sign and date your proxy card or voting instruction form and send by mail

Visit our Annual Meeting Website

Visit our Annual Meeting website	• Review and download easy to read, interactive versions of our Proxy Statement and 2014 Annual Report • Sign up for future electronic delivery to reduce our impact on the environment

Attend our 2015 Annual Meeting of Shareholders

10:00 a.m. (EDT) on Wednesday, May 6, 2015

The Jefferson Hotel

101 West Franklin St.

Richmond, Virginia 23220

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Notice of 2015 Annual Meeting of Shareholders

To Our Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of CSX Corporation (“CSX” or the “Company”) will be held at 10:00 a.m. (EDT) on Wednesday, May 6, 2015 at The Jefferson Hotel, 101 West Franklin St., Richmond, Virginia 23220 for the purpose of considering and acting upon the following matters:

1.	To elect the 13 director nominees named in the attached Proxy Statement to the Company’s Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2015;

3.	To vote on an advisory (non-binding) resolution to approve compensation for the Company’s named executive officers;

4.	To re-approve the performance measures under the 2010 CSX Stock and Incentive Award Plan; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR each director nominee in item 1 and FOR items 2, 3 and 4. The persons named as proxies will use their discretion to vote on other matters that may properly come before the Annual Meeting.

The above matters are described in the attached Proxy Statement. You are urged, after reading the attached Proxy Statement, to vote your shares by proxy using one of the following methods: (i) vote by telephone or via the Internet; or (ii) if you requested printed proxy materials, complete, sign, date and return your proxy card or voting instruction form if you hold your shares through a broker, bank or other nominee in the postage-paid envelope provided.

Only shareholders of record at the close of business on March 6, 2015, which is the record date for the Annual Meeting, are entitled to vote, either by proxy or by ballot. The Notice of Internet Availability of Proxy Materials is being mailed to those shareholders on or about March 25, 2015.

By Order of the Board of Directors,

Ellen M. Fitzsimmons

Executive Vice President-Law and Public Affairs

General Counsel and Corporate Secretary

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4       2015 Proxy Statement

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2014 performance, please review the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2014 (the “2014 Annual Report”).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 6, 2015. This Proxy Statement and the 2014 Annual Report are available at www.proxyvote.com.

Annual Meeting of Shareholders

•	Date and Time: Wednesday, May 6, 2015 at 10:00 a.m. (EDT)

•	Place: The Jefferson Hotel

101 West Franklin St.

Richmond, Virginia 23220

Eligibility to Vote

You can vote if you were a shareholder of record at the close of business on March 6, 2015, which is the record date for the Annual Meeting.

How to Cast Your Vote

You can vote by any of the following methods:

•	Internet (www.proxyvote.com) until 11:59 p.m. EDT on May 5, 2015;

•	Telephone (1-800-690-6903) until 11:59 p.m. EDT on May 5, 2015;

•	Completing, dating, signing and returning your proxy or voting instruction card on or before May 6, 2015; or

•	In person, at the Annual Meeting.

Business Highlights for 2014 (for more detail, please see the 2014 Annual Report)

CSX’s performance in 2014 illustrated the underlying strength of the Company’s business, as well as its ability to deliver value for customers and shareholders, while preparing for long-term growth. Despite substantial gains in the Company’s intermodal and merchandise business, significant declines in coal volumes impaired top-line growth for the year. Nevertheless, CSX delivered a

Company-record operating income of $3.613 billion for 2014. In addition, CSX returned approximately $1.15 billion to shareholders in the form of dividends and share repurchases, while delivering a total shareholder return of 32% for fiscal year 2014, compared to a total shareholder return of 11% for the S&P 500.

Voting Matters and Board Recommendations

Agenda Item		Board Vote Recommendation
1.	Election of Directors	FOR each director nominee
2.	Ratification of Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2015	FOR
3.	Advisory Vote to Approve Executive Compensation	FOR
4.	Re-approval of the Performance Measures Under the CSX 2010 Stock and Incentive Award Plan	FOR

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Proxy Summary

Board Nominees

		Independent		Committee Memberships	Other Public Company Boards
Name	Director since	Yes	No
Donna M. Alvarado	2006	X		• Audit • Compensation	• Corrections Corporation of America • Park National Corporation
John B. Breaux	2005	X		• Governance • Public Affairs (Chair) • Executive	• LHC Group, Inc.
Pamela L. Carter	2010	X		• Governance • Public Affairs	• Spectra Energy Corporation
Steven T. Halverson	2006	X		• Audit • Compensation (Chair) • Executive
Edward J. Kelly, III	2002	X		• Governance (Chair) • Compensation • Executive	• XL Group plc • MetLife Inc.
John D. McPherson	2008	X		• Finance • Public Affairs
David M. Moffett	—	X			• eBay Inc. • CIT Group Inc. • Genworth Financial, Inc.
Oscar Munoz	—		X		• United Continental Holdings, Inc.
Timothy T. O’Toole	2008	X		• Finance • Governance	• FirstGroup plc
David M. Ratcliffe	2003	X		• Finance (Chair) • Public Affairs • Executive	• SunTrust Bank
Donald J. Shepard	2003	X		• Audit (Chair) • Compensation • Executive	• The PNC Financial Services Group, Inc. • Travelers Companies, Inc.
Michael J. Ward	2003		X	• Executive (Chair)	• Ashland Inc.
J. Steven Whisler	2011	X		• Audit • Compensation	• Brunswick Corporation • International Paper Co.

Corporate Governance Highlights
Directors elected annually	✓
Independent presiding director	✓
Policy prohibiting hedging and pledging by directors and executive officers	✓
All directors attended 75% or more of the Board and Committee meetings in 2014	✓
Audit, Compensation and Governance Committees comprised solely of independent directors	✓
Stock ownership guidelines for directors	✓
Mandatory director retirement age	✓
Majority voting standard and resignation policy	✓
Executive sessions of independent directors at all regular meetings	✓

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Proxy Summary

2014 Target Compensation Mix for Named Executive Officers

Information regarding the compensation mix for the Chief Executive Officer (“CEO”) and each of the other executive officers named in the Summary Compensation Table (“Named Executive Officers” or “NEOs”) is set forth below. The tables indicate that 69% of the CEO’s compensation and an average of 64% of the other Named Executive Officers’ compensation is at risk and subject to the achievement of one or more performance goals.

Executive Compensation Highlights

The table below highlights the 2014 compensation for the Named Executive Officers as disclosed in the Summary Compensation Table.

Name	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Michael J. Ward	$1,200,000	$6,962,613	$1,843,200	-	$62,276	$10,068,089
Chairman, President and CEO(1)
Oscar Munoz	$750,000	$1,989,315	$783,000	$200,233	$52,998	$3,775,546
Executive Vice President and COO(1)
Fredrik J. Eliasson	$550,000	$1,989,315	$603,900	$874,385	$23,394	$4,040,994
Executive Vice President and CFO
Clarence W. Gooden	$650,000	$1,989,315	$678,600	$205,109	$52,495	$3,575,519
Executive Vice President and CCO
Ellen M. Fitzsimmons	$550,000	$1,491,993	$510,400	$953,502	$34,971	$3,540,866
Executive Vice President, General Counsel, and Corporate Secretary
(1)	On February 11, 2015, Mr. Munoz was appointed President and Chief Operating Officer of CSX Corporation. Mr. Ward, who previously held the title of President, remains Chairman of the Board and Chief Executive Officer.

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Proxy Summary

Stock Performance Graph

The cumulative shareholder returns, assuming reinvestment of dividends, on $100 invested at December 31, 2009 are illustrated on the graph below. The Company references the Standard & Poor’s 500 Stock Index (“S&P 500”), which is a registered trademark of the McGraw-Hill Companies, Inc., and the Dow Jones U.S. Transportation Average Index (“DJT”), which provide comparisons to a broad-based market index and other companies in the transportation industry. As shown in the graph, CSX’s five-year stock returns significantly outpaced those of the S&P 500.

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PROXY STATEMENT FOR 2015 ANNUAL MEETING OF SHAREHOLDERS

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders above, including the election of the 13 director nominees named in this Proxy Statement, the ratification of the selection of the Independent Registered Public Accounting Firm (the “Independent Auditors”) of CSX, the consideration of an advisory (non-binding) vote on executive compensation and the re-approval of the performance measures under the 2010 CSX Stock and Incentive Award Plan.

When and where will the Annual Meeting be held?

The Annual Meeting will be held at 10:00 a.m. (EDT) on Wednesday, May 6, 2015 at The Jefferson Hotel, 101 West Franklin St., Richmond, Virginia 23220. The facility is accessible to persons with disabilities. If you have a disability, we can provide assistance to help you participate in the Annual Meeting upon request. If you would like to obtain directions to attend the Annual Meeting and vote in person, you can write to us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202, or call us at (904) 366-4242.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our 2014 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders, instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How do I get electronic access to the proxy materials?

The Notice provides you with instructions on how to:

•	View CSX’s proxy materials for the Annual Meeting on the Internet; and

•	Instruct CSX to send future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of the printing and mailing of these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until terminated.

Who is soliciting my vote?

The Board of Directors of CSX (the “Board”) is soliciting your vote on matters being submitted for shareholder approval at the Annual Meeting. CSX will pay the costs of preparing proxy materials and soliciting proxies, including the reimbursement, upon request, of trustees, brokerage firms, banks and other nominee record holders for the reasonable expenses they incur to forward proxy materials to beneficial owners. In addition to using mail, proxies may be solicited in person, by telephone or by electronic communication by officers and employees of the Company acting without special compensation.

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ABOUT THE ANNUAL MEETING

Who is entitled to vote?

Only shareholders of record at the close of business on March 6, 2015 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof, unless a new record date is set in connection with any such adjournments or postponements. On March 6, 2015, there were issued and outstanding 991,590,969 shares of common stock, the only outstanding class of voting securities of the Company.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting and, beginning two business days after notice of the Annual Meeting is given, at CSX Corporation, 500 Water Street, Jacksonville, FL 32202.

How many votes do I have?

You will have one vote for every share of CSX common stock you owned at the close of business on the Record Date.

How many shares must be present to hold the Annual Meeting?

The Company’s bylaws provide that a majority of the outstanding shares of stock entitled to vote constitutes a quorum at any meeting of shareholders. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for the transaction of all business. Abstentions and shares held of record by a broker, bank or other nominee that are voted on any matter are included in determining the number of shares present.

Shares held by a broker, bank or other nominee that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

Your vote is important and we urge you to vote by proxy even if you plan to attend the Annual Meeting.

What are the vote requirements for each proposal?

Election of Directors. In an uncontested election, directors are elected by a majority of votes cast for his/her election by the shares entitled to vote at a meeting at which a quorum is present. In accordance with the Company’s Corporate Governance Guidelines, in an uncontested election, any incumbent director nominated for re-election as a director who is not re-elected in accordance with the Company’s bylaws shall promptly tender his or her resignation following certification of the shareholder vote. For more information on the procedures in these circumstances, see Principles of Corporate Governance below.

Other Proposals. For the ratification of the appointment of Ernst & Young LLP as CSX’s Independent Auditors for 2015

(Item 2), for the approval, on an advisory basis, of the compensation of the Company’s NEOs (Item 3) and for the re-approval of the performance measures under the 2010 CSX Stock and Incentive Award Plan (Item 4), the proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Absentions are not considered votes cast on any proposal. “Broker non-votes” are not considered votes cast on Item 1, Item 3 or Item 4, and will have no effect on the outcome of the vote. Brokers will have discretionary voting power regarding Item 2 in the event that beneficial owners, who own their shares in “street name,” do not provide voting instructions regarding Item 2.

How do I vote?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. The shares represented by a properly executed proxy will be voted as you direct.

To vote by proxy, you must do one of the following:

Vote by Telephone. If you are a shareholder of record, you can vote your shares by telephone 24 hours a day by calling 1-800-690-6903 on a touch-tone telephone. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in “street name” (that is, through a bank or broker), please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by telephone.

Vote by Internet. If you are a shareholder of record, you can also vote via the Internet by following the instructions in the Notice. The website address for Internet voting is indicated in the Notice. Internet voting is also available 24 hours a day. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote via the Internet.

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ABOUT THE ANNUAL MEETING

Vote by Mail. If you requested printed proxy materials and choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided if you are a registered holder or your voting instruction card if you are a beneficial owner of shares in “street name.” Please promptly mail your proxy card or voting instruction card to ensure that it is received prior to the Annual Meeting.

If you want to vote in person at the Annual Meeting, and you hold your CSX stock in “street name,” you must obtain a proxy from your bank, broker or other nominee and bring that proxy to the Annual Meeting.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote or revoke your proxy any time before it is voted by written notice delivered to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202, by timely receipt of a later-dated signed proxy card or written revocation, by a later vote via the Internet or by telephone, or by voting in person at the Annual Meeting. If you hold your shares in “street name,” you should follow the instructions provided by your bank, broker or other nominee if you wish to change your vote.

Will my shares be voted if I do not provide voting instructions to my broker?

If you are the beneficial owner of shares held in “street name” by a bank, broker or other nominee, the bank, broker or other nominee as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”).

The proposal to ratify the appointment of Ernst & Young LLP as CSX’s Independent Auditors for 2015 is considered a discretionary item for which a broker will have discretionary voting power if you do not give instructions with respect to this proposal. The proposals to: (i) elect directors; (ii) vote on an advisory (non-binding) resolution on executive compensation; and (iii) re-approve the performance measures under the 2010 CSX Stock and Incentive Award Plan are non-routine matters for which a broker will not have discretionary voting power and for which specific instructions from beneficial owners are required.

What happens if I return my proxy card but do not give voting instructions?

If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

The Board of Directors unanimously recommends a vote:

1.	FOR the election of the 13 director nominees named in this Proxy Statement;

2.	FOR the ratification of the appointment of Ernst & Young LLP as CSX’s Independent Auditors for 2015;

3.	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Named Executive Officers; and

4.	FOR the re-approval of the performance measures under the 2010 CSX Stock and Incentive Award Plan.

What happens if other matters are properly presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies on the enclosed proxy card will have discretion to vote on those matters for you. On the date we filed this Proxy Statement with the SEC, the Board did not know of any other matters to be brought before the Annual Meeting.

How are votes counted?

Votes are counted by the independent inspector of elections appointed by the Company.

What happens if the Annual Meeting is postponed or adjourned?

Unless a new record date has been fixed, your proxy will still be in effect and may be voted at the reconvened meeting. You will still be able to change your vote or revoke your proxy with respect to any item until the polls have closed for voting on such item.

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ABOUT THE ANNUAL MEETING

How do I obtain admission to the Annual Meeting?

You will be issued an admission ticket at the Shareholder Registration Desk at the Annual Meeting. If you hold shares in your name, please be prepared to provide proper identification, such as a driver’s license or other government-issued identification. If you hold your shares through a broker, bank or other nominee, you will need proof of ownership, such as a recent account statement or letter from your broker, bank or other nominee along with proper identification. If you are a duly appointed proxy for a shareholder, you must provide proof of your proxy power and proof of share ownership for the shareholder for whom you are a proxy. In addition, if you are authorized to represent a corporate or institutional shareholder, you must also present proof that you are the authorized representative of such shareholder.

For your security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, audio tape recorders, video and still cameras, laptops and other portable electronic devices will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules.

What is the deadline for consideration of shareholder proposals for the 2016 Annual Meeting of Shareholders?

A shareholder who wants to submit a proposal to be included in the proxy statement for the 2016 Annual Meeting of Shareholders (the “2016 Meeting”) must send the proposal to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL, 32202, so that it is received on or before November 25, 2015, unless the date of the 2016 Meeting is changed by more than 30 days from May 6, 2016, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials for the 2016 Meeting.

A shareholder who wants to nominate a director or submit a proposal that will not be in the proxy statement but will be considered at the 2016 Meeting, pursuant to the CSX bylaws, must send it to the principal office of CSX so that it is received not earlier than the close of business on January 7, 2016, nor later than the close of business on February 6, 2016 unless the date of the 2016 Meeting is more than 30 days before or more than 70 days after May 6, 2016, in which case the nomination or proposal must be received not earlier than the 120th day prior to the date of the 2016 Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2016 Meeting or the 10th day following the day on which the Company first publicly announces the date of the 2016 Meeting.

Does the Board consider director nominees recommended by shareholders?

Yes. The Governance Committee of the Board will review recommendations as to possible nominees received from shareholders and other qualified sources. Shareholder recommendations should be submitted in writing addressed to the Chair of the Governance Committee, CSX Corporation, 500 Water Street, C160, Jacksonville, FL 32202, and should include a statement about the qualifications and experience of the proposed nominee, as discussed further below in the Board Leadership and Committee Structure section. Shareholders who wish to nominate a director nominee should do so in accordance with the nomination provisions of the Company’s bylaws. In general, a shareholder nomination for the 2016 Annual Meeting must be delivered to the Company within the time periods described above and set forth in the Company’s bylaws.

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ITEM 1:	ELECTION OF DIRECTORS

Thirteen directors are to be elected to hold office until the 2016 Annual Meeting and their successors are elected and qualified. Unless otherwise specified, the proxy holders will cast votes FOR the election of the nominees named below. Each of the nominees, other than David M. Moffett and Oscar Munoz, was elected at the Company’s 2014 Annual Meeting of Shareholders. Gilbert H. Lamphere, a current director, has decided not to stand for re-election at the 2015 Annual Meeting. Mr. Lamphere has been a distinguished member of the CSX Board of Directors since 2008.

As of the date of this Proxy Statement, the Board has no reason to believe that any of the nominees named will be unable or unwilling to serve. There are no family relationships among any of these nominees or among any of these nominees and any executive officer, nor is there any arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected.

Although the Board does not have a formal written diversity policy, the Board, as a group, is expected to represent a broad diversity of backgrounds and experience in business matters and to be able to assess and evaluate the role and policies of the Company in the face of changing conditions in the economy, regulatory environment and customer expectations.

Nominees for Board membership are expected to be prominent individuals who demonstrate leadership and possess outstanding integrity, values and judgment. Directors and nominees must be willing to devote the substantial time required to carry out the duties and responsibilities of directors. In addition, each Board member is expected to represent the broad interests of the Company and its shareholders as a group, and not any particular constituency.

The Governance Committee has recommended to the Board, and the Board has approved, the persons named below as director nominees. The Board believes that each of the director nominees adds to the overall diversity of the Board. The director nominees bring a wide range of experience and expertise in management, railroad operations, financial markets, and public policy. In addition, several of the director nominees are able to provide valuable perspective into the political and regulatory environments, as well as certain key markets such as coal and construction.

Information regarding each director nominee follows. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING DIRECTOR NOMINEES.

Donna M. Alvarado, Age 66

Independent Director Nominee	Director since: 2006 CSX Committees: Audit / Compensation Other Public Directorships: Corrections Corporation of America and Park National Corporation

Biographical Information: Donna M. Alvarado is the founder and current President of Aguila International, a business-consulting firm. Previously, Ms. Alvarado served as President and Chief Executive Officer of a global educational publishing company from 1989-1993. She has served on corporate boards in the manufacturing, banking, transportation and services industries. She has also led state and national workforce policy boards.

Ms. Alvarado previously served as Chairwoman of the Ohio Board of Regents. Following executive and legislative staff appointments at the U.S. Department of Defense and in the U.S. Congress, Ms. Alvarado was appointed by President Ronald Reagan to lead the federal agency ACTION, the nation’s premier agency for civic engagement and volunteerism, a position which she held from 1985-1989.

Skills and Qualifications: As a result of her experience in the public and private sector, Ms. Alvarado brings to the Board significant workforce planning expertise, which is complemented by her experience with the Ohio Board of Regents.

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Senator John B. Breaux, Age 71

Independent Director Nominee	Director since: 2005 CSX Committees: Governance / Public Affairs / Executive Other Public Directorships: LHC Group, Inc.

Biographical Information: Senator John B. Breaux is a partner in the Breaux-Lott Leadership Group, a private consulting firm in Washington, D.C. owned by Squire Patton Boggs LLP. From 2005 through 2007, Senator Breaux served as Senior Counsel at Patton Boggs LLP. Senator Breaux has held numerous leadership positions during his 14 years in the U.S. House of Representatives and 18-year tenure in the U.S. Senate, where he served on the House Public Works and Transportation Committee, the Senate Finance Committee and the Senate Commerce Committee. Senator Breaux also founded the Centrist Coalition of Senate Democrats and Republicans and served as chairman of the Democratic Leadership Council.

Skills and Qualifications: Senator Breaux’s extensive public policy and regulatory experience allows him to provide critical input on regulatory and legislative proposals that could have a material effect on railroad operations.

Pamela L. Carter, Age 65

Independent Director Nominee	Director since: 2010 CSX Committees: Governance / Public Affairs Other Public Directorships: Spectra Energy Corporation

Biographical Information: Pamela L. Carter is Vice President of Cummins Inc. and President of Cummins Distribution Business, a division of Cummins, Inc., a designer, manufacturer and marketer of diesel engines and related components and power systems. Ms. Carter joined Cummins Inc. in 1997 as Vice President — General Counsel and held various management positions before her appointment in 2008 as President of Cummins Distribution Inc., a $5 billion business with a global footprint.

Prior to her career with Cummins, Ms. Carter served in various capacities with the State of Indiana and in the private practice of law. Ms. Carter was the first woman and the first African-American to hold the office of Attorney General in Indiana. Ms. Carter also served as Parliamentarian in the Indiana House of Representatives, Deputy Chief-of-Staff to Governor Evan Bayh, Executive Assistant for Health Policy & Human Services and Securities Enforcement Attorney for the Office of the Secretary of State.

Skills and Qualifications: With strong operational experience and extensive service in government, Ms. Carter provides the Board with in-depth knowledge and insight into regulatory, legal and public policy matters.

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Steven T. Halverson, Age 60

Independent Director Nominee	Director since: 2006 CSX Committees: Audit / Compensation / Executive Other Public Directorships: None

Biographical Information: Steven T. Halverson is the Chief Executive Officer of The Haskell Company, one of the largest design and construction firms in the United States. Prior to joining the Haskell Company in 1999, Mr. Halverson served as a Senior Vice President of M.A. Mortenson, a national construction firm. Mr. Halverson also serves as a director for Guidewell Insurance and Blue Cross Blue Shield of Florida, ACIG Insurance Co., the Florida Counsel of 100, the Florida Chamber of Commerce, the Construction Industry Roundtable and the Jacksonville Civic Council (chair).

Skills and Qualification: Through his roles with key organizations in Florida, Mr. Halverson provides broad leadership capabilities to the Board. His expertise in the construction industry allows him to provide unique insight and perspective on the U.S. economy.

Edward J. Kelly, III, Age 61

Independent Director Nominee	Director since: 2002 Presiding Director CSX Committees: Compensation / Governance / Executive Other Public Directorships: XL Group plc and MetLife Inc.

Biographical Information: Edward J. Kelly, III retired as Chairman of the Institutional Clients Group at Citigroup, Inc. in July 2014. He joined Citigroup, Inc. in 2008 and served at various points as Vice Chairman, Chief Financial Officer and Head of Global Banking at Citigroup, among other roles.

Mr. Kelly previously served as Managing Director at The Carlyle Group and Vice Chairman of The PNC Financial Services Group, Inc. following PNC’s acquisition of Mercantile Bankshares Corporation in March 2007. At Mercantile, Mr. Kelly held the offices of Chairman, Chief Executive Officer and President from March 2003 until March 2007, and was Chief Executive Officer and President from March 2001 to March 2003. Before joining Mercantile, Mr. Kelly served as Managing Director and co-head of Investment Banking Client Management at J.P. Morgan Chase and Managing Director and Head of Global Financial Institutions at J.P. Morgan. Previously, Mr. Kelly was General Counsel at J.P. Morgan and a partner at the law firm of Davis Polk & Wardwell, where he specialized in matters related to financial institutions. Early in his career, Mr. Kelly served as a law clerk to Supreme Court Justice William J. Brennan, Jr. and U.S. Court of Appeals Judge Clement F. Haynsworth, Jr.

Mr. Kelly previously served on the boards of directors for The Hartford Financial Services Group, The Hershey Company and Paris RE Holdings.

Skills and Qualifications: As an executive in the banking industry, Mr. Kelly provides extensive financial, regulatory and governance experience to the Board. He offers important perspective on global financial markets.

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John D. McPherson, Age 68

Independent Director Nominee	Director since: 2008 CSX Committees: Finance / Public Affairs Other Public Directorships: None

Biographical Information: John D. McPherson served as President and Chief Operating Officer of Florida East Coast Railway, a wholly-owned subsidiary of Florida East Coast Industries, Inc., from 1999 until his retirement in 2007. From 1993 to 1998, Mr. McPherson served as Senior Vice President – Operations, and from 1998 to 1999, he served as President and Chief Executive Officer of the Illinois Central Railroad. Prior to joining the Illinois Central Railroad, Mr. McPherson served in various capacities at Santa Fe Railroad for 25 years.

From 2012-2015, Mr. McPherson served on the board of directors of Las Vegas Railway Express, a start-up passenger railroad which will operate between Los Angeles and Las Vegas, From 1997 to 2007, Mr. McPherson served as a member of the board of directors of TTX Company, a railcar provider and freight car management services joint venture of North American railroads.

Skills and Qualifications: As a result of his extensive career in the rail industry, Mr. McPherson serves as an expert in railroad operations.

David M. Moffett, Age 63

Independent Director Nominee	First-time Nominee Other Public Directorships: eBay, Inc., CIT Group Inc. and Genworth Financial, Inc.

Biographical Information: David M. Moffett served as the Chief Executive Officer and a director of the Federal Home Loan Mortgage Corporation from September 2008 until his retirement in March 2009. He previously served as a Senior Advisor with the Carlyle Group LLC from May 2007 to September 2008, as the Vice Chairman and Chief Financial Officer of U.S. Bancorp from 2001 to 2007, after its merger with Firstar Corporation where he served as Vice Chairman and Chief Financial Officer from 1998 to 2001. Mr. Moffett also served as Chief Financial Officer of StarBanc Corporation, a predecessor to Firstar Corporation, from 1993 to 1998.

In addition to the directorships noted above, Mr. Moffett currently serves as a trustee on the boards of Columbia Fund Series Trust I and Columbia Funds Variable Insurance Trust, overseeing approximately 52 funds within the Columbia Funds mutual fund complex. He also serves as a trustee for the University of Oklahoma Foundation.

Skills and Qualifications: Mr. Moffett has many years of experience as the chief executive or chief financial officer of public financial services companies, as well as significant public policy experience.

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Oscar Munoz, Age 56

Management Director Nominee	First-time Nominee Other Public Directorships: United Continental Holdings, Inc.

Biographical Information: Oscar Munoz was named President and Chief Operating Officer of the Company in February 2015, overseeing operations, sales and marketing, human resources, service design and information technology. Prior to this appointment, Mr. Munoz served as Executive Vice President and Chief Operating Officer of CSX Transportation since January 2012, and as Executive Vice President and Chief Financial Officer of the Company from 2003 to 2012.

During his career, Mr. Munoz has acquired more than 25 years of experience in a variety of industries, serving as Chief Financial Officer and Vice President of AT&T Consumer Service and in key positions with other consumer products companies, including The Coca-Cola Company and PepsiCo, Inc.

Skills and Qualifications: Through his eleven-year career with CSX Transportation, and more than 25 years in the consumer products industry, Mr. Munoz provides invaluable expertise in operations, finance and customer service.

Timothy T. O’Toole, Age 59

Independent Director Nominee	Director since: 2008 CSX Committees: Finance / Governance Other Public Directorships: FirstGroup, plc

Biographical Information: Timothy T. O’Toole is currently the Chief Executive Officer of FirstGroup, plc, a leading transportation company that primarily provides rail and bus services. FirstGroup is a publicly traded company on the London Stock Exchange that employs approximately 110,000 individuals throughout the U.K. and North America and transports some 2.5 billion passengers a year. Mr. O’Toole previously served as the Managing Director of the London Underground from 2003 through April 2009, where he was responsible for operating and rebuilding the Tube, the world’s oldest metropolitan railway.

Previously, he served as President and Chief Executive Officer of Conrail from 1998 to 2001. Additionally, during his more than 20 years at Conrail, Mr. O’Toole served in various senior management roles, including Senior Vice President of Law and Government Affairs, Senior Vice President of Finance and Chief Financial Officer, Vice President and Treasurer, and Vice President and General Counsel.

Skills and Qualifications: Mr. O’Toole brings to the Board over 25 years of railroad and transportation industry experience. He also provides invaluable operational experience in crisis management evidenced by his leadership following a terror attack on the London Underground in 2005.

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David M. Ratcliffe, Age 66

Independent Director Nominee	Director since: 2003 CSX Committees: Finance / Public Affairs / Executive Other Public Directorships: SunTrust Bank

Biographical Information: David M. Ratcliffe retired from his position as Chairman, President and Chief Executive Officer of Southern Company, one of America’s largest producers of electricity, in December 2010. He had held that position since 2004. From 1999 to 2004, Mr. Ratcliffe was President and Chief Executive Officer of Georgia Power, Southern Company’s largest subsidiary. Prior to becoming President and Chief Executive Officer of Georgia Power in 1999, Mr. Ratcliffe served as Executive Vice President, Treasurer and Chief Financial Officer.

Mr. Ratcliffe also serves as a member of the boards of various organizations, including GRA Venture Fund, LLC, Georgia Research Alliance, Children’s Healthcare of Atlanta, Urjanet, a software start-up company, and the Centers for Disease Control Foundation.

Skills and Qualifications: As Chairman, President and Chief Executive Officer of Southern Company, Mr. Ratcliffe participated in a heavily regulated industry with operations in substantial portions of CSX’s service territory. Through this experience, he provides expertise in an ever-changing regulatory environment, which includes important public policy matters such as climate change legislation.

Donald J. Shepard, Age 68

Independent Director Nominee	Director since: 2003 CSX Committees: Audit / Compensation / Executive Other Public Directorships: The PNC Financial Services Group, Inc. and the Travelers Companies, Inc.

Biographical Information: Donald J. Shepard retired in 2008 as Chairman of the Board of Directors and Chief Executive Officer of AEGON, N.V., an international life insurance and pension company.

Mr. Shepard was also a director of Mercantile Bankshares Corporation until 2007, when the company was acquired by PNC. Mr. Shepard is also a director of the U.S. Chamber of Commerce.

Skills and Qualifications: Through his executive positions with AEGON, N.V., Mr. Shepard brings financial and risk management expertise to the Board. His leadership role with the U.S. Chamber of Commerce, also provides significant insight into developing business trends and opportunities and risk management.

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ITEM 1: ELECTION OF DIRECTORS

Michael J. Ward, Age 64

Management Director Nominee	Director since: 2003 CSX Committee: Executive Other Public Directorships: Ashland Inc.

Biographical Information: Michael J. Ward is a thirty-seven year veteran of the Company and has served as Chairman and Chief Executive Officer since January 2003. He also served as President from January 2003 through early February 2015. Mr. Ward’s career with CSX has included key executive positions in nearly all aspects of the Company’s business, including sales and marketing, operations and finance.

Mr. Ward also serves on the boards of directors of the Association of American Railroads and the American Coalition for Clean Coal Electricity.

Skills and Qualifications: With a long and extensive career with the Company, as well as service with the Association of American Railroads and the American Coalition for Clean Coal Electricity, Mr. Ward brings extremely valuable knowledge of operations, finances and public policy matters relating to both the railroad and energy industries.

J. Steven Whisler, Age 60

Independent Director Nominee	Director since: 2011 CSX Committees: Audit / Compensation Other Public Directorships: Brunswick Corporation and International Paper Co.

Biographical Information: J. Steven Whisler is the retired Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, where he served in many roles from 1981 until being named Chief Executive Officer in 2000. During his tenure at Phelps Dodge Corporation, Mr. Whisler was instrumental in the implementation of its “Zero and Beyond” safety program designed to eliminate workplace injuries and its “Quest for Zero” process-improvement program designed to, among other things, eliminate environmental waste while enhancing product quality.

Mr. Whisler also served as director of US Airways Group, Inc. from 2005 until 2011, and Burlington Northern Santa Fe from 1995 until its acquisition by Berkshire Hathaway in 2010.

Skills and Qualifications: Through his tenure on the Burlington Northern Santa Fe board of directors and as a former executive in the mining industry, Mr. Whisler brings to the Board invaluable safety program experience, railroad knowledge and familiarity with one of the Company’s key markets.

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What are the directors’ qualifications to serve

on the CSX Board of Directors?

The table below highlights the qualifications and experience of each nominee that resulted in the Board’s determination that each nominee is uniquely qualified to serve on the Board.

Director Qualifications and Experience	Alvarado	Breaux	Carter	Halverson	Kelly	McPherson	Moffett	Munoz	O’Toole	Ratcliffe	Shepard	Ward	Whisler
BUSINESS OPERATIONS gives directors a practical understanding of developing, implementing and assessing the Company’s operating plan and business strategy.	«	«	«	«	«	«	«	«	«	«	«	«	«
CORPORATE GOVERNANCE experience supports Board and management accountability, transparency and protection of shareholder interests.	«	«	«	«	«		«	«	«	«	«	«	«
FINANCE / CAPITAL ALLOCATION experience is important in evaluating the Company’s capital structure.			«	«	«	«	«	«	«	«	«	«	«
FINANCIAL EXPERTISE / LITERACY is important because it assists directors with their oversight of financial reporting and internal controls.	«	«	«	«	«	«	«	«	«	«	«	«	«
GOVERNMENT / PUBLIC POLICY experience is important in understanding the regulatory environment in which the Company operates.	«	«	«			«	«	«	«	«		«	«
RISK MANAGEMENT experience is critical to the Board’s risk oversight role.	«		«	«	«	«	«	«	«	«	«	«	«
MARKETING / SALES experience is important to understanding the Company’s business strategies in developing new markets.			«	«		«	«	«	«	«	«	«	«
TALENT MANAGEMENT experience is valuable in helping the Company attract, motivate and retain high performing employees, including succession planning efforts.	«		«	«	«	«	«	«	«	«	«	«	«
TRANSPORTATION INDUSTRY experience is important to understanding the dynamics within the freight transportation sector.		«				«		«	«			«	«

What if a nominee is unable to serve as director?

If any of the nominees named above is not available to serve as a director at the time of the Annual Meeting (an event which the Board does not now anticipate), the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors.

Director Independence

The Board annually evaluates the independence of each of its directors and, acting through its Governance Committee, the performance of each of its directors. In evaluating the independence of each of its directors, the Board considers the NYSE listing standards and reviews transactions or relationships, if any, between each director, director nominee or his or her immediate family and the Company or its subsidiaries. The purpose of this review is to determine whether any such relationships or transactions are material and thus inconsistent with a determination that the director or nominee is independent.

In February 2015, after considering the NYSE listing standards, as well as the relationships and transactions discussed below, the Board determined that the following nominees for election as directors are independent under the listing standards of the NYSE: Donna M. Alvarado, John B. Breaux, Pamela L. Carter, Steven T. Halverson, Edward J. Kelly, III, John D. McPherson, David M. Moffett, Timothy T. O’Toole, David M. Ratcliffe, Donald J. Shepard and J. Steven Whisler. Additionally, the Board determined that Gilbert H. Lamphere, who is not standing for re-election at the Annual Meeting, is also independent under the listing standards of the NYSE.

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In making this determination, the Board reviewed and considered the following relationships and transactions:

•

Mr. McPherson and Mr. Lamphere own approximately 0.8% and 4%, respectively, of the equity shares of a privately-held company that manufactures composite rail ties. The Company purchased $1.35 million worth of composite rail ties from the privately-held company in 2014 on terms comparable to those provided to unrelated third parties. Neither Mr. McPherson nor Mr. Lamphere benefit from this relationship disproportionately to the other shareholders of this privately-held company.

The Board determined that the foregoing relationships and transactions did not affect the independence of Mr. McPherson or Mr. Lamphere.

Principles of Corporate Governance

The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to shareholders and to the Company. The Board has adopted Corporate Governance Guidelines that reflect the high standards that employees, investors, customers, suppliers and others can and should expect. Key corporate governance principles observed by the Board and the Company include:

•	nomination of a slate of directors for election to the Board, a substantial majority of whom are independent, as that term is defined in the NYSE listing standards;

•	establishment of qualification guidelines for director candidates and review of each director’s performance and continuing qualifications for Board membership;

•	the requirement that the Governance, Compensation and Audit Committees be comprised solely of independent directors;

•	authority for the Governance, Compensation and Audit Committees to retain outside, independent advisors and consultants when appropriate;

•

adoption of a Code of Ethics, which meets applicable rules and regulations and covers all directors, officers and employees of CSX, including the Company’s CEO, Chief Financial Officer (“CFO”) and Controller;

•

adoption of a Policy Regarding Shareholder Rights Plans, establishing parameters around the adoption of any future shareholder rights plan, including the expiration of any such plan within one year of adoption if the plan does not receive shareholder approval or ratification;

•	adoption of a Policy Regarding Shareholder Approval of Severance Agreements, requiring shareholder approval of certain future severance agreements with senior executives that provide benefits in an amount exceeding a threshold set forth in the policy; and

•	a majority voting standard with director resignation policy.

CSX’s Corporate Governance Guidelines and Code of Ethics are available on the Company’s website at http://investors.csx.com under the heading “Corporate Governance.” Shareholders may also request a free copy of any of these documents by writing to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202. Any waivers of or changes to the Code of Ethics that apply to our directors or executive officers will be disclosed on CSX’s website at http://www.csx.com. There were no waivers to the Code of Ethics in 2014.

Shareholders who wish to communicate with the Board, or with a particular director, may forward appropriate correspondence to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202. Pursuant to procedures established by the non-management directors of the Board, the Office of the Corporate Secretary will forward appropriate correspondence to the Board or a particular director. Appropriate correspondence generally includes any legitimate, non-harassing inquiries or statements. Interested parties who wish to communicate with the Presiding Director or non-management directors may forward correspondence to CSX Corporation, the Presiding Director, CSX Board of Directors, 500 Water Street, C160, Jacksonville, FL 32202.

Board of Directors’ Role in Risk Oversight

Pursuant to its charter, the Audit Committee of the Board has primary responsibility for overseeing the Company’s business risk management (“BRM”) processes. In addition to regular risk presentations to the Audit Committee, management periodically reports to the Board of Directors and other Board committees on current risks and the Company’s approach to avoiding and mitigating risk exposure.

The BRM process at CSX includes activities related to the identification, assessment, mitigation and monitoring of risks. The CSX risk universe is divided into the following broad risk categories:

Compliance — Risks directly impacting CSX’s ability to meet or comply with state, federal or local rules and regulations (e.g., environmental law and regulation).

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Strategic — Risks (and opportunities) directly impacting CSX’s ability to achieve or exceed its stated longer term strategic objectives (e.g., market demand shifts).

External — Risks arising from events outside CSX and beyond the Company’s direct influence or control (e.g., economic downturn).

The objective of the BRM process is to facilitate timely identification and review of new and existing risks along with ensuring mitigation plans are developed and executed by providing oversight. A well-established risk management structure is leveraged to govern the program.

Risks are prioritized based on their inherent and residual impacts on the Company. On an ongoing basis, risks are evaluated to track the status of key mitigation activities along with the trend of key indicators. Ultimately, the BRM process provides an opportunity for business and functional leadership to collaborate on the key risks of the Company and identify needed mitigation steps to help advance the Company’s objectives.

Board of Directors’ Role in Succession Planning

The Board of Directors is responsible for succession planning for the Board, as well as senior management. In addition to routine succession planning efforts by the Board and the Governance Committee throughout the year, the full Board engages in a comprehensive management succession planning exercise at its annual strategy conference where it analyzes potential succession candidates across all senior management positions. Although the Board focuses on the senior executive team and CEO succession, directors also discuss the pipeline for other key roles in the company. As part of this exercise, the Board reviews skills, competencies and readiness levels of succession candidates and recommends development plans to ensure that management succession candidates are adequately prepared for planned transitions.

As part of its succession planning efforts for potential director nominees, the Board considers, among other factors, diversity of backgrounds and experience, director tenure and the overall composition of the Board and skill sets of existing directors. To fill the vacancies resulting from the retirements of Congressman Watts who retired from the Board in 2014, and Mr. Lamphere who is not standing for re-election, the Board of Directors has nominated two new directors for election by shareholders at this year’s Annual Meeting: Oscar Munoz, President and Chief Operating Officer, and David M. Moffett, an independent director.

As part of its succession planning process for management, the Board recently appointed Oscar Munoz as President and Chief Operating Officer of CSX, effective February 11, 2015. In his new role, Mr. Munoz is responsible for overseeing operations, sales and marketing, human resources, service design and information technology. Also effective February 11, 2015, Cindy Sanborn was named Executive Vice President — Operations for CSX Transportation. Mr. Ward, who previously held the title of President, remains as Chairman of the Board and Chief Executive Officer.

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Transactions with Related Persons and Other Matters

CSX operates under a Code of Ethics that requires all employees, officers and directors, without exception, to avoid engaging in activities or relationships that conflict, or would be perceived to conflict, with the Company’s interests or adversely affect its reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the transaction, following review to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to CSX than could be obtained from an unrelated person. The Audit Committee is responsible for review and oversight of all transactions with related persons. CSX has not adopted written procedures for reviewing related person transactions, but generally follows the procedures described below.

A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which CSX (including any of its subsidiaries) was, is or will be a participant, the amount involved exceeds $120,000 in any fiscal year, and in which any Related Person had, has, or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

CSX considers a “Related Person” to be: (i) any person who is, or at any time since the beginning of the last fiscal year was, a director or executive officer or a nominee to become a director; (ii) any person who is known to be the beneficial owner of more than 5% of any class of CSX’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

On an annual basis in response to the Directors and Officers Questionnaire (“Questionnaire”), each director, director nominee and executive officer submits to the Corporate Secretary a description of any current or proposed Related Person Transactions. Directors and executive officers are expected to notify the Corporate Secretary of any updates to the list of Related Person Transactions during the year. If Related Person Transactions are identified, those transactions are reviewed by the Audit Committee.

The Audit Committee will evaluate Related Person Transactions based on:

•	information provided by the Board during the required annual affirmation of independence;

•	applicable responses to the Questionnaires submitted to the Company; and

•	any other applicable information provided by any director or executive officer of the Company.

In connection with the review of any Related Person Transaction, the Audit Committee will consider whether the transaction will be a conflict of interest or give the appearance of a conflict of interest. In the case of any Related Person Transaction involving an outside director or nominee for director, the Audit Committee will also consider whether the transaction will compromise the director’s status as an independent director as prescribed in the NYSE listing standards. There were no Related Person Transactions in 2014.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is an executive officer or former officer of the Company. In addition, no executive officer of the Company served on the board of directors of any entity whose executive officers included a director of the Company.

Board Leadership and Committee Structure

CSX combines the roles of Chairman and CEO, which is balanced through the appointment of an independent Presiding Director. The Board believes that combining the positions of Chairman and CEO provides clarity of leadership and is in the best interests of the Company and shareholders at this time. The Board believes that the use of a Presiding Director with carefully delineated duties provides appropriate independent oversight of management. The non-management directors regularly meet alone in executive session at Board meetings.

The Presiding Director is an independent director selected annually by the Governance Committee. Mr. Kelly currently serves as the Presiding Director. The duties of the Presiding Director include: (i) presiding at all meetings of the Board at which the Chairman is not present; (ii) serving as liaison between the Chairman and the independent directors;

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(iii) approving information, meeting agendas and meeting schedules sent to the Board; (iv) calling meetings of independent directors when appropriate; (v) pre-clearing all transactions in CSX securities by a director, the President and CEO, and the Executive Vice President—Law & Public Affairs, General Counsel and Corporate Secretary; and (vi) being available for direct communication with major shareholders, as appropriate.

The CSX Board has six standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee, the Governance Committee, and the Public Affairs Committee. Each of these committees has a written charter approved by the Board, a copy of which can be found on the Company’s website at http://investors.csx.com under the heading “Corporate Governance”. As of the Record Date, the composition of the committees of the Board was as follows:

Director	Audit	Compensation	Executive	Finance	Governance	Public Affairs
Donna M. Alvarado	✓	✓
John B. Breaux			✓		✓	Chair
Pamela L. Carter					✓	✓
Steven T. Halverson	✓	Chair	✓
Edward J. Kelly, III		✓	✓		Chair
Gilbert H. Lamphere*				✓		✓
John D. McPherson				✓		✓
Timothy T. O’Toole				✓	✓
David M. Ratcliffe			✓	Chair		✓
Donald J. Shepard	Chair	✓	✓
Michael J. Ward			Chair
J. Steven Whisler	✓	✓
*	Mr. Lamphere is not standing for re-election at the 2015 Annual Meeting.

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Executive Committee

The Executive Committee meets only as needed and has authority to act for the Board on most matters during the intervals between Board meetings, except where action by the full Board is specifically required or where authority is specifically limited to the Board. Pursuant to the Committee charter, a notice of a meeting of the Executive Committee is required to be provided to all Board members. The Executive Committee has six members, consisting of the Chairman of the Board, the Presiding Director and the chairs of each of the five standing committees.	MEETINGS IN 2014: 0
COMMITTEE MEMBERS: John B. Breaux Steven T. Halverson Edward J. Kelly, III David M. Ratcliffe Donald J. Shepard COMMITTEE CHAIR: Michael J. Ward INDEPENDENT MEMBERS: 5

Audit Committee

The primary functions of the Audit Committee include oversight of: (i) the integrity of the Company’s financial statements and accounting methodology; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Independent Auditors’ qualifications and independence; (iv) the Company’s risk management processes; and (v) the performance of the Independent Auditors and the Company’s internal audit function.

The Audit Committee recommends the Independent Auditors and the Board approves the selection. This appointment is then submitted to shareholders for ratification. The Audit Committee also approves compensation of the Company’s Independent Auditors, reviews the scope and methodology of the Independent Auditors’ proposed audits, reviews the Company’s financial statements, and monitors the Company’s internal control over financial reporting by, among other things, discussing certain aspects thereof with the Independent Auditors and management. The Audit Committee is responsible for the approval of all services performed by the Independent Auditors. Finally, the Committee maintains procedures for the receipt and treatment of complaints regarding the Company’s accounting, internal accounting controls or auditing matters.

The Audit Committee has four members, each of whom the Board has determined to be independent pursuant to the independence standards promulgated by the NYSE and the SEC. Additionally, all members of the Audit Committee are “financially literate” pursuant to the standards promulgated by the NYSE.

The Board has determined that the Company has at least one audit committee financial expert, as that term is defined by SEC rules and regulations, serving on the Audit Committee. Mr. Shepard and at least one other member of the Audit Committee are audit committee financial experts. Please refer to the Report of the Audit Committee below for additional information.

MEETINGS IN 2014: 8
COMMITTEE MEMBERS: Donna M. Alvarado Steven T. Halverson J. Steven Whisler COMMITTEE CHAIR: Donald J. Shepard FINANCIAL EXPERTS: Donald J. Shepard INDEPENDENT MEMBERS: 4

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ITEM 1: ELECTION OF DIRECTORS

Compensation Committee

The primary functions of the Compensation Committee are to: (i) establish the Company’s philosophy with respect to executive compensation and benefits; (ii) periodically review the Company’s compensation practices and policies, benefit plans, and perquisites applicable to all employees and executives to ensure consistency with the Company’s compensation philosophy; (iii) assure that the Company’s benefit plans, practices, programs and policies maintained for employees and directors comply with all applicable laws; (iv) in consultation with the Board, review and approve corporate goals and objectives relevant to compensation and benefits for the CEO, and evaluate the CEO’s performance in light of those goals and objectives, and as directed by the Board, set the level of compensation of the CEO based on such evaluation; (v) review and recommend approval of management compensation and Company compensation plans, including benefits for key employees as determined by the Committee from time to time; (vi) establish performance objectives for certain executives, and certify the attainment of those objectives in connection with the payment of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”); and (vii) review the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement and, as appropriate, recommend to the Board for approval the inclusion of the CD&A section in the Company’s Annual Report on Form 10-K and Proxy Statement. In addition, the Committee monitors the administration of certain executive and management compensation and benefit programs.

The Compensation Committee has five members, all of whom are: (i) “outside directors” within the meaning of regulations promulgated pursuant to Section 162(m); (ii) “non-employee directors” within the meaning of Rule 16b-3 of Securities and Exchange Act of 1934; and (iii) independent pursuant to the independence standards promulgated by the NYSE. For additional information regarding the functions of the Compensation Committee, please see “What is the role of the Compensation Committee” in the CD&A section of this Proxy Statement.

No member of the Compensation Committee was an officer or employee of CSX during 2014. No member of the Compensation Committee is a former officer of CSX. During 2014, none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one of more executive officers who serve on our Board of Directors or the Compensation Committee.

MEETINGS IN 2014 : 6
COMMITTEE MEMBERS: Donna M. Alvarado Edward J. Kelly, III Donald J. Shepard J. Steven Whisler COMMITTEE CHAIR: Steven T. Halverson INDEPENDENT MEMBERS: 5

Finance Committee

The Finance Committee provides general oversight and review of financial matters affecting the Company, including the monitoring of corporate debt, cash flow, and the assets and liabilities maintained by the Company and its affiliates in conjunction with employee benefit plans, including monitoring the funding and investment policies and performances of the assets.	MEETINGS IN 2014: 5
COMMITTEE MEMBERS: Gilbert H. Lamphere John D. McPherson Timothy T. O’Toole COMMITTEE CHAIR: David M. Ratcliffe INDEPENDENT MEMBERS: 4

  2015 Proxy Statement    27

ITEM 1: ELECTION OF DIRECTORS

Governance Committee

The Governance Committee of the Board identifies individuals qualified to become Board members and recommends candidates for election to the Board. In identifying and recommending director nominees, the Governance Committee uses criteria established by the Board with respect to qualifications for nominations to the Board and for continued membership on the Board. In considering potential director candidates, the Committee considers whether the individual has demonstrated leadership ability and outstanding integrity, values and judgment. The Governance Committee seeks to maintain a Board with a broad diversity of experience in business matters and the ability to assess and evaluate the role and policies of the Company in the face of changing conditions in the economy, regulatory environment and customer expectations.

The Governance Committee generally identifies nominees for directors through its director succession planning process. The Committee will also consider persons recommended by shareholders of the Company in selecting director nominees. Potential nominees suggested by shareholders will be evaluated by the Committee on the same basis as individuals identified directly by the Committee or from other sources. For more information on director nominees, see Item 1: Election of Directors.

The Committee develops, recommends and monitors corporate governance principles and conducts regular evaluations of director performance and of the effectiveness of the Board as a working group. In addition, the Committee reviews and recommends changes in Board committee structure and director compensation.

The Committee is composed solely of independent directors pursuant to the independence standards promulgated by the NYSE.

MEETINGS IN 2014: 5
COMMITTEE MEMBERS: John B. Breaux Pamela L. Carter Timothy T. O’Toole COMMITTEE CHAIR Edward J. Kelly, III INDEPENDENT MEMBERS: 4

Public Affairs Committee

The Public Affairs Committee reviews significant legal, legislative and regulatory initiatives and rulemaking by federal, state, local and foreign government authorities, as well as other public issues of significance that affect the Company and its shareholders. The Committee also reviews key issues, assumptions, risks and opportunities that relate to the development and implementation of the Company’s operations, safety and advanced engineering initiatives. Additionally, the Committee provides oversight of the Company’s compliance with legal requirements and internal policies relating to equal employment, diversity in the workplace, employee safety and environmental protection.	MEETINGS IN 2014: 5
COMMITTEE MEMBERS: Pamela L. Carter Gilbert H. Lamphere John D. McPherson David M. Ratcliffe COMMITTEE CHAIR: John B. Breaux INDEPENDENT MEMBERS: 5

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ITEM 1: ELECTION OF DIRECTORS

Meetings of the Board and Executive Sessions

During 2014, there were seven meetings of the Board. Each of the current directors attended at least 75% of the meetings of the Board and the committees on which he or she served. The non-management directors meet alone in executive session at each Board meeting. These executive sessions are chaired by the Presiding Director. In accordance with the CSX Corporate Governance Guidelines, the independent directors (when different than non-management directors) meet in executive session at least once a year. While the Company does not have a formal policy regarding director attendance at annual shareholder meetings, the Company strongly encourages directors to attend absent an emergency. Last year, all director nominees who were then serving as directors attended the annual shareholders’ meeting.

Director Compensation

The Board periodically, but at least once every three years, reviews and sets the compensation for non-management directors based on the recommendation of the Governance Committee. Director compensation includes both cash and stock-based components. In recommending the amount and form of director compensation, the Committee considers, among other factors, the level of compensation necessary to attract and retain qualified, independent directors.

During 2014, each non-employee director received an annual retainer of $75,000, which was payable in cash unless the director chose to receive his or her fee in the form of CSX common stock. The Presiding Director received an additional $20,000. The chair of each Board committee other than the Audit and Compensation Committees received an additional $10,000. The Chair of the Audit Committee received an additional $20,000, and each member of the Audit Committee received an additional $5,000. The Chair of the Compensation Committee received an additional $15,000. At the February 2014 Board meeting, each non-employee director also received an annual grant of common stock in the amount of $150,000 with the number of shares based on the average closing price of CSX stock in the months of November, December and January.

Each non-employee director was eligible to defer all or a portion of his or her director’s fees in 2014, including cash and stock compensation, under the CSX Directors’ Deferred Compensation Plan (the “Directors’ Plan”). Cash deferrals are credited to an unfunded account and invested in various investment choices or deferred as shares of CSX common stock. The investment choices parallel the investment options offered to employees under CSX’s 401(k) plan. Stock deferrals are automatically held as outstanding shares in a rabbi trust, with dividends credited in the form of shares.

Non-employee directors also are eligible to receive other compensation and benefits as discussed below. Mr. Ward does not receive compensation for his services as a director. Similarly, Mr. Munoz will not be compensated for his services as a director.

  2015 Proxy Statement    29

ITEM 1: ELECTION OF DIRECTORS

2014 Directors’ Compensation Table

The following table summarizes the compensation of each of the non-employee directors in 2014.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total(5)
Donna M. Alvarado	$80,000	$149,851	-	-	-	$1,321	$231,172
John B. Breaux	$85,000	$149,851	-	-	-	$16,821	$251,672
Pamela L. Carter	$75,000	$149,851	-	-	-	$51,321	$276,172
Steven T. Halverson	$95,000	$149,851	-	-	-	$51,321	$296,172
Edward J. Kelly, III	$105,000	$149,851	-	-	-	$51,321	$306,172
Gilbert H. Lamphere	$75,000	$149,851	-	-	-	$51,296	$276,147
John D. McPherson	$75,000	$149,851	-	-	-	$46,321	$271,172
Timothy T. O’Toole	$75,000	$149,851	-	-	-	$3,821	$228,672
David M. Ratcliffe	$85,000	$149,851	-	-	-	$51,321	$286,172
Donald J. Shepard	$95,000	$149,851	-	-	-	$51,321	$296,172
J.C. Watts, Jr.(6)	$27,500	$149,851				$1,321	$178,672
J. Steven Whisler	$80,000	$149,851	-	-	-	$26,321	$256,172
1	Fees Earned or Paid in Cash – Includes a cash retainer of $75,000 and any Committee Chair, Audit Committee or Presiding Director fees earned in 2014. Messrs. Breaux, McPherson, O’Toole, Ratcliffe and Shepard elected to defer 100% of their cash retainers and fees in the form of stock into the Directors’ Plan. Mr. Watts elected to defer 20% of his cash retainer and fees in the form of stock into the Directors’ Plan.

2	Stock Awards – Amounts disclosed in this column are based on the February 12, 2014 grant date fair value of the annual stock grant to directors calculated in accordance with FASB ASC Topic 718 (“Topic 718”). All such stock awards to directors vested immediately upon grant.

3	Option Awards – The Company has not issued options since 2003. As of December 26, 2014, there were no stock options outstanding.

4	All Other Compensation – Includes excess liability insurance and Company matches under the Matching Gift Program. The only perquisites to exceed $10,000 for any director were Company matches under the Matching Gift Program, which included matches in the following amounts: $50,000 for each of Messrs. Halverson, Kelly, Ratcliffe and Shepard and Ms. Carter, $49,975 for Mr. Lamphere, $45,000 for Mr. McPherson, $25,000 for Mr. Whisler, $15,500 for Senator Breaux and $2,500 for Mr. O’Toole.

5	Total – The differences in the amounts in this column are largely attributable to fees for committee Chairs, for service on the Audit Committee or as Presiding Director and the Company match on charitable contributions under the Matching Gift Program.

6	Mr. Watts resigned from the Board on May 13, 2014.

Charitable Gift Plan

Directors elected before 2004 are eligible to participate in the CSX Directors’ Charitable Gift Plan (“Charitable Plan”). Under the Charitable Plan, if a director serves for five consecutive years, CSX will make contributions totaling $1 million on his or her behalf to charitable institutions designated by the director. Contributions to designated charities are made in installments, with $100,000 payable upon the director’s retirement and the balance payable in installments of $100,000 per year, starting at the time of the director’s death. Only four current directors are eligible to participate in the Charitable Plan.

Matching Gift Program and Other Benefits

Directors may participate in the CSX Matching Gift Program, which is considered an important part of CSX’s philanthropy and community involvement. CSX will match director contributions to organizations that qualify for support under Company guidelines, up to a maximum annual CSX contribution of $50,000 per non-employee director. During 2014, 20 philanthropic organizations in areas served by the Company received $387,975 under the Matching Gift Program. The matching amounts are included in the Directors’ Compensation Table.

In addition, CSX makes available to non-employee directors personal excess liability insurance at no expense to the directors. During 2014, the excess liability insurance premium, which is reflected in the “All Other Compensation” column of the Directors’ Compensation Table, was approximately $1,300 for each participating non-employee director.

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ITEM 1: ELECTION OF DIRECTORS

Stock Ownership Guidelines

The Board has adopted Stock Ownership Guidelines to better align the interests of non-employee directors with the interests of shareholders. These guidelines require that all non-employee directors own shares of CSX common stock. Within five years of election to the Board, a non-employee director is expected to acquire and hold an amount of CSX common stock equal in value to five times the amount of such non-employee director’s annual retainer. Moreover, non-employee directors may only dispose of shares held in excess of 120% of the applicable ownership threshold. If the annual retainer increases, the non-employee directors will have five years from the time of the increase to acquire any additional shares needed to satisfy the guidelines. Further information on the Stock Ownership Guidelines is available on CSX’s website at http://investors.csx.com under the heading “Corporate Governance.”

Anti-hedging / Anti-pledging Policy

CSX’s insider trading policy prohibits officers and directors from entering into transactions to hedge their ownership positions in CSX securities. In addition, the policy prohibits officers and directors from pledging CSX securities.

  2015 Proxy Statement    31

ITEM 2:	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee recommended, and the Board approved, the appointment of Ernst & Young LLP as the Company’s Independent Auditors to audit and report on CSX’s financial statements for the fiscal year ending December 25, 2015. Action by shareholders is not required by law in the appointment of independent accountants. If shareholders do not ratify this appointment, however, the appointment will be reconsidered by the Audit Committee and the Board.

Ernst & Young LLP has no direct or indirect financial interest in CSX or in any of its subsidiaries, nor has it had any connection with CSX or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so. It also is expected they will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

Ernst & Young LLP served as the Independent Auditors for the Company in 2014. Approximate fees paid to Ernst & Young LLP were as follows:

	2014	2013
Audit Fees: Includes fees associated with the integrated audit, testing internal controls over financial reporting (SOX 404), the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits and other attestation services related to regulatory filings.	$2,593,000	$2,599,000
Audit Related Fees: Includes audits of employee benefit plans and subsidiary audits.	$337,000	$305,000
Tax Fees: Includes fees for tax compliance and tax advice and planning.	$—	$—
All Other Fees: Includes fees for advisory services for non-audit projects. The Audit Committee has concluded that the services covered under the caption “All Other Fees” are compatible with maintaining Ernst & Young LLP’s independent status.	$2,000	$2,000

Pre-Approval Policies and Procedures

The Audit Committee is responsible for the approval of all services performed by Ernst & Young LLP. The Chairman of the Audit Committee has the authority to approve all engagements that will cost less than $250,000 and, in such cases, will report any approvals to the full Committee at the next scheduled meeting. All engagements expected to cost

$250,000 or more require pre-approval of the full Committee. In addition, it is Company policy that tax and other non-audit services should not equal or exceed base audit fees plus fees for audit-related services. In 2013 and 2014, the Audit Committee preapproved all services performed by Ernst & Young LLP.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm for 2014, is responsible for expressing an opinion that: (i) the Company’s consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows in conformity with generally accepted accounting principles in the United States; and (ii) the Company maintained, in all material respects, effective internal control over financial reporting as of December 26, 2014.

In this context, the Audit Committee has:

(i)	reviewed and discussed the audited financial statements for the year ended December 26, 2014 with management of the Company;

(ii)	discussed with Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committee,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”); and

(iii)	received the written disclosures and the letter from Ernst & Young LLP as required by applicable requirements of the PCAOB, regarding communications with the Audit Committee regarding independence, and has discussed Ernst & Young LLP’s independence with them.

Based on its review and on the discussions described above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2014.

Members of the Audit Committee

Donald J. Shepard, Chairman

Donna M. Alvarado

Steven T. Halverson

J. Steven Whisler

Jacksonville, Florida

February 10, 2015

  2015 Proxy Statement    33

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes and analyzes the principles of the Company’s executive compensation programs, how those principles are applied and how the Company’s compensation programs are designed to drive performance. This CD&A focuses on the compensation of the Named Executive Officers as set forth below.

Name	Title
Michael J. Ward	Chairman, President and Chief Executive Officer(1)
Oscar Munoz	Executive Vice President and Chief Operating Officer (“COO”)(1)
Fredrik J. Eliasson	Executive Vice President and Chief Financial Officer (“CFO”)
Clarence W. Gooden	Executive Vice President and Chief Commercial Officer (“CCO”)
Ellen M. Fitzsimmons	Executive Vice President, General Counsel and Corporate Secretary
(1)	On February 11, 2015, Mr. Munoz was appointed President and Chief Operating Officer of CSX Corporation. Mr. Ward, who previously held the title of President, remains Chairman of the Board and Chief Executive Officer of CSX Corporation.

Executive Overview

2014 Business Highlights

In early 2014, the Company experienced historic winter conditions followed immediately by a significant surge in freight volume that lasted throughout the remainder of the year straining resources across the network. Despite these challenges, the Company was able to deliver record results for revenue, operating income, net income and earnings per share for the year. Below are notable business highlights for 2014.

•	Record revenue and operating income of $12.7 billion and $3.613 billion, respectively

•	Quarterly cash dividend increase of nearly 7% to $0.16 per share

•	2014 total shareholder return of 32%

•	Repurchase of approximately 17 million shares of CSX common stock

CSX remains highly committed to delivering value to shareholders through a balanced approach to deploying cash that includes investments in the business, dividend growth and share repurchases. In 2014, CSX returned approximately $1.15 billion to its shareholders in the form of dividends and share repurchases. In 2014, the Company also invested $2.45 billion to further enhance service, safety, capacity and flexibility of its transportation network.

Aligning Compensation Program with Leading Governance Practices

The Compensation Committee of the Board (for purposes of the CD&A, the “Committee”) establishes compensation programs that incorporate leading governance principles. Highlighted below are certain executive compensation practices designed to drive performance and foster strong corporate governance.

CSX Compensation Practices Include:		CSX Compensation Practices Do NOT Include:

✓	High percentage of executive compensation is performance-based	×	Dividends or dividend equivalents on unvested performance shares
✓	Performance measures are highly correlated to shareholder value creation	×	Excise tax gross ups
✓	An independent compensation consultant	×	Repricing of underwater options (no options outstanding)
✓	Significant share ownership requirements for executives	×	Recycling of shares withheld for taxes
✓	Change of control agreements requiring a double-trigger (i.e., change of control plus termination) for severance	×	Hedging of CSX securities by directors or executive officers
✓	Clawbacks in short and long-term incentive plans	×	Pledging of CSX securities by directors or executive officers

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COMPENSATION DISCUSSION AND ANALYSIS

Aligning Executive Compensation with Company Performance

The Committee’s performance-based compensation philosophy is designed to attract and retain executives and motivate them to deliver superior performance results. The Committee structures the Company’s executive compensation program to reward short- and long-term performance that creates value for shareholders. The compensation program is designed to provide an appropriate allocation between fixed and variable compensation while mitigating unnecessary or inappropriate risk. Each NEO’s total compensation is heavily weighted towards performance-based awards with long-term incentive compensation comprising the majority of the target compensation.

Long-Term Incentive Compensation. From 2006 to 2012, the Company used Operating Ratio as the sole performance measure for the long-term incentive plan (“LTIP”). The Operating Ratio goals for the 2012-2014 LTIP cycle were established in 2012, prior to the widespread availability of low cost natural gas and the considerable decline in our coal market, which resulted in the loss of approximately $900 million in revenue since 2011. Additionally, in 2014, the Company’s operating expenses were negatively impacted by the severe winter weather, and the significant and sustained volume increases that followed. These items combined to have an adverse effect on margins. As a result, we did not achieve the 69.5 percent threshold level of Operating Ratio required for payout under the 2012-2014 cycle. The 2012-2014 LTIP cycle was the last cycle based solely on Operating Ratio, and also the last cycle in which the final year of the performance period is the only year measured.

Effective in 2013, a second performance measure, Return on Assets (“ROA”), was added to supplement Operating Ratio and further drive employee performance and value creation. This additional financial measure focuses participants on driving service and profitability through better asset utilization. All LTIP cycles approved since 2013 use Operating Ratio and ROA on an equally weighted basis to measure CSX’s performance. Both Operating Ratio and ROA have demonstrated a high correlation to shareholder value over time.

The chart above shows the alignment between the CEO’s LTIP payouts and the total shareholder return (“TSR”) during the periods covered by each of the LTIP cycles over the last five cycles.

Other than the 2011-2013 and 2012-2014 LTIP cycles, neither of which generated a payout, LTIP payouts in general have correlated well with stock price appreciation. The results of these cycles were adversely impacted by aggressive target setting that did not anticipate the significant loss of revenue in the domestic coal market. During these two cycles, TSR was 41% and 87% during the three-year performance periods, respectively. Despite this divergence between the strong market performance and payouts during these cycles, we continue to believe that the LTIP remains an appropriate program to drive performance.

Short-Term Incentive Compensation. The Company utilizes operating income as the financial performance measure used to determine annual incentive compensation. The annual incentive compensation program also incorporates various strategic measures. Since 2005, operating income has increased 134% from $1.541 billion

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COMPENSATION DISCUSSION AND ANALYSIS

to a record $3.613 billion in 2014. The Company exceeded its 2014 operating income target of $3.55 billion resulting in a short-term incentive payout of 116% of target adjusted for individual performance.

The chart below shows the correlation between the CEO’s short-term incentive compensation payouts and the indexed one-year TSR over the last six years.

CEO’s Total Compensation in 2014. The Summary Compensation Table contains a mix of base salary and annual incentive compensation, which were earned for the year, as well as target long-term incentive compensation for the 2014-2016 cycle. It does not reflect the NEO’s actual or “realized” pay (“Realized Pay”) for the most recently completed fiscal year. The CEO’s Realized Pay could be worth more or less than what is shown in the Summary Compensation Table depending on the CEO’s performance and the Company’s financial results and stock price. The chart below shows the CEO’s Realized Pay for the 2014 fiscal year. Based on financial performance for 2014, there was no payout for the 2012-2014 LTIP cycle.

Realized Pay includes the following:

•	base salary of $1.2 million paid during 2014;

•	restricted stock units (“RSUs”) that vested during 2014 (paid in May 2014) with a value of $1.66 million (based on the Company’s stock price on the vesting date); and

•	annual bonus of $1.84 million earned for 2014 (paid in early 2015).

Based on Company and individual performance, the CEO’s Realized Pay for 2014 was approximately $4.7 million compared to $4.67 million in 2013.

*    There were no performance payouts for 2013 or 2014.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices

What is CSX’s executive compensation philosophy?

The Committee believes that a strong, dedicated and engaged executive leadership team is essential to driving performance and delivering shareholder value. Accordingly, the Committee has designed the executive compensation program to motivate and reward the executive leadership team and align their compensation with the short and long-term performance of the Company. In designing the Company’s compensation program, the Committee considers shareholder input through the annual say-on-pay vote, and believes that the positive 2014 vote (95.9% of votes cast voted for our say-on-pay proposal) validates the Company’s compensation philosophy.

The compensation program at CSX is premised on the following two key principles:

•	Balanced, performance-based compensation is essential to enhancing shareholder value; and

•	The total executive compensation opportunity, including benefits, should be competitive with reasonable market practices.

These key principles help ensure that the Company’s executives are properly compensated and focused on specific performance factors that measure progress against the Company’s strategic business goals.

What are the specific objectives of the Company’s executive compensation program?

The executive compensation program is structured to achieve the following objectives:

•	Provide competitive pay. Attract and retain talented, motivated, high-performing executives with specific skill sets and relevant experience.

•	Drive business and financial performance. Inspire leaders to achieve or exceed annual business goals.
•	Focus on long-term success. Mitigate risk and hold leaders accountable for long-term results that provide strong returns for shareholders over time.

•

Align ownership interest with shareholders. Require that a significant portion of overall compensation be performance-based equity to align the long-term interests of executives with those of CSX’s shareholders.

What is the role of the Compensation Committee?

The Committee oversees the development and approval of the Company’s compensation philosophy, strategy and design. The Committee strives to incent and reward performance through compensation plans that appropriately balance risks and incentives while taking into account independent data and evolving market practices. In assessing performance of the NEOs in connection with incentive compensation payouts, the Committee conducts a detailed review of strategic goals, which includes enterprise, legal, compliance and fraud risk assessments.

In establishing individual executive compensation opportunities and awarding actual payouts, the Committee considers analyses and recommendations from its independent compensation consultant, competitive practices, the CEO’s recommendations (for senior executives other than himself) and internal practices. In determining opportunities and payouts, the Committee does not rely solely on guidelines, formulas or short-term changes in business performance. Key factors affecting the Committee’s determinations include:

•	the nature, scope and level of the executive’s responsibilities internally relative to other executives, and externally based on market comparisons;
•	performance compared to the specific goals and objectives determined for CSX and for the individual executive at the beginning of the year;

•	the executive’s contribution to CSX’s financial results;

•	the executive’s contribution to CSX’s safety performance;

•	the executive’s effectiveness in leading CSX’s initiatives to improve customer service, productivity, and employee development and engagement; and

•

the executive’s contribution to CSX’s commitment to corporate responsibility, including the executive’s success in creating a culture of unyielding integrity and compliance with applicable laws and CSX’s ethics policies.

In accordance with its charter, the Committee may delegate its authority to subcommittees or officers of the Company (including the CEO) when it deems appropriate, unless prohibited by law, regulation or NYSE listing standards.

  2015 Proxy Statement    37

COMPENSATION DISCUSSION AND ANALYSIS

What is the role of the independent compensation consultant?

Pursuant to its charter, the Committee has sole authority to select, retain and terminate any consultant used to assist the Committee in fulfilling its duties, including the authority to approve or ratify payments and other retention terms to any consultant.

The Committee has retained an independent compensation consultant, Meridian Compensation Partners, LLC (the “Consultant”), to provide objective analyses and to assist in the development and evaluation of the Company’s compensation programs. The Consultant reports directly to the Chairperson of the Committee and performs no other work for the Company. The Consultant generally attends all meetings where the Committee evaluates the overall effectiveness of the executive compensation programs or where the Committee analyzes or approves executive compensation. The Consultant is paid on an hourly fee basis, with such hourly rates approved by the Committee annually.

The Committee reviews the performance and independence of the Consultant on an annual basis, at which time they make a determination as to the renewal of the Consultant’s annual engagement. Each year, the Committee considers all appropriate information relating to the independence of the Consultant and its professionals involved in the work performed for, and advice provided to, the Committee. In 2014, after taking into account the factors set forth in the NYSE listing standards, the Committee determined that: (i) the relationships and work of the Consultant and its professionals did not present any conflict of interest; and

(ii) the Consultant and its professionals are independent for the purpose of providing advice to the Committee with respect to matters relating to the compensation of the executives and directors of the Company.

In 2014, the Consultant’s duties and responsibilities included:

•	assisting in the development of a peer group of companies for comparison purposes;

•	analyzing competitive practices, financial information, stock price, other performance data, CSX’s business needs and shareholder impact in the context of reviewing recommended compensation changes;

•	reviewing performance targets for the Company’s short-term and long-term incentive plans;

•	providing regular updates to the Committee with respect to current trends and developments in legislative and regulatory activity, compensation program design and governance;

•	consulting with the Committee Chair to plan and prioritize Committee agenda items; and

•	providing the Committee with an independence letter each year in a form approved by the Committee Chair.

The performance of the Consultant’s duties in 2014 required an understanding of relevant Company practices, critical business issues, human resource considerations, strategic initiatives, financial plans and actual results, performance drivers and cultural factors.

What is the role of the CEO in compensation decisions?

Mr. Ward reviews compensation benchmark data for members of his senior executive team, which as of February 11, 2015 includes: President and COO, Executive Vice President—Operations; Executive Vice President and CFO; Executive Vice President and CCO; Executive Vice President, General Counsel and Corporate Secretary; and Senior Vice President and Chief Administrative Officer (together with Mr. Ward, the “Executive Team”). Using this data, he considers information on executive performance and scope of responsibility and makes individual compensation recommendations to the Committee for each Executive Team member. These recommendations include possible salary adjustments, generally considered every other year, adjustments to the annual incentive compensation payout for Executive Team members based on individual performance during the previous year and annual and periodic long-term incentive awards.

Mr. Ward also provides input on targets for performance-based compensation plans but does not participate in the formal determination of such targets. He does not make recommendations with respect to his own compensation, nor is he present when the Committee discusses his individual compensation.

What is the Company’s process for evaluating risk in connection with its compensation programs?

The Committee believes appropriately structured compensation plans should take into consideration enterprise risks and avoid encouraging behavior that leads to inappropriate increases in the Company’s overall risk profile. Accordingly, management, the Committee and the

Consultant routinely review the Company’s enterprise risks and compensation plan design to consider whether the plans motivate the appropriate levels of risk and mitigate against unnecessary or excessive risk-taking.

38       2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

On an annual basis, management prepares a risk assessment that focuses primarily on the structure, key features and risk mitigating factors included in the Company’s cash and stock incentive compensation programs. This risk assessment: (i) describes the process for establishing the Company’s compensation programs; (ii) reviews the risks and mitigating factors present in the Company’s compensation plans; (iii) analyzes the relationship between the compensation programs and the

Company’s enterprise risks identified through the Company’s business risk mitigation process; and (iv) provides recommendations for potential enhancements to further mitigate compensation risks.

The risk assessment helps the Committee evaluate whether the Company has designed and implemented appropriate risk management processes that foster a culture of risk-awareness and effectively evaluate the nature of the risks inherent in the Company’s compensation programs.

How does the executive compensation program mitigate against excessive risk taking?

The Committee believes the following elements of the Company’s executive compensation program serve to mitigate risk:

•	executive compensation appropriately balances between (i) fixed and variable compensation, and (ii) short- and long-term compensation;

•	significant weighting towards long-term incentive compensation discourages short-term risk taking;

•	rolling multi-year performance periods for the long-term incentive compensation program discourages short-term risk-taking;

•	performance measures for short- and long-term incentive awards apply to all eligible executives and employees alike, regardless of business unit;

•

performance measures for short- and long-term incentive awards align with the Company’s strategic operating plan and focus on operating income, operating ratio, return on assets, safety, customer service, operating efficiency and other strategic goals;

•	performance measures align with shareholder value creation and reinforce alignment between executive and shareholder interests;

•	the use of multiple financial performance measures in the long-term incentive plan that are calculated on an average and cumulative basis provides a balanced approach associated with reduced risk;
•	short- and long-term incentive awards include maximum payout caps;

•	short- and long-term incentive compensation clawback provisions require repayment of awards in certain circumstances;

•	the Committee may apply downward discretion to reduce incentive compensation payouts for Executive Team members;

•	strict internal controls over the measurement and calculation of performance measures protect against manipulation by employees;

•	multi-year vesting of equity awards and share ownership guidelines properly account for the time horizon of risk; and

•	discontinued use of options (in 2003) mitigates the risk of over-leveraged incentive compensation grants.

Furthermore, the Company’s executive compensation program is designed to reward consistent performance by heavily weighting the NEO’s compensation to long-term incentives that reward sustainable financial and operating performance. Moreover, the Committee believes that the Company’s approach to goal setting, establishment of targets with payouts at differing levels of performance and evaluation of performance results serve to mitigate excessive risk-taking that could negatively impact shareholder value or reward poor judgment or execution by executives.

How does CSX benchmark its competitive pay practices?

The Committee regularly evaluates competitive compensation data including information from peer railroad companies and general industry companies. Data includes broad surveys of general U.S. companies conducted by third parties and analysis of proxy disclosures of other major U.S. railroads.

The Company benchmarks targeted and actual payout data for the NEOs, including base salary, short-term and long-term incentives (“Total Direct Compensation”), with that of similar positions at peer railroads and general industry companies. For purposes of reviewing targeted Total Direct Compensation amounts for the NEOs, the Committee reviews market data at the 25th, 50th and 75th percentiles of comparator group compensation. When making compensation decisions, the Committee considers this market data, the scope of the individual’s responsibilities and performance as well as other factors previously discussed in this CD&A.

  2015 Proxy Statement    39

COMPENSATION DISCUSSION AND ANALYSIS

For 2014, the Company used a customized comparison group comprised of 17 primarily U.S.-based companies (the “Comparator Group”) to help determine compensation levels and mix. The Committee annually assesses and approves the Comparator Group to ensure that it reflects market characteristics comparable to those of the Company, including revenue, assets, net income, market capitalization, number of employees, industry type and business complexity. The Company believes the use of the Comparator Group over the larger general industry group allows for a more refined analysis of various compensation components. For 2014, the Comparator Group was comprised of the following companies:

CSX Peer Group	Revenue (2014)(1) (in millions)
Exelon Corporation	$ 27,429
Union Pacific Railroad Co.	$ 23,988
Raytheon Company	$ 22,826
Danaher Corporation	$ 19,914
Cummins Distribution	$ 19,255
Altria Group, Inc.	$ 17,945
PPG Industries, Inc.	$ 15,410
Illinois Tool Works Inc.	$ 14,484
Waste Management, Inc.	$ 13,996
Ingersoll-Rand plc	$ 12,891
CSX Corporation	$ 12,669
Dominion Resources Inc.	$ 12,436
Norfolk Southern Corporation	$ 11,624
Air Products and Chemicals, Inc.	$ 10,439
Eastman Chemical Co.	$ 9,527
Ball Corporation	$ 8,570
Dover Corporation	$ 7,753
Burlington Northern Santa Fe(3)	–
75th Percentile	$ 19,420
Median	$ 14,240
25th Percentile	$ 11,328

CSX Peer Group	Market Cap (Dec. 31, 2014)(2) (in millions)
Union Pacific Railroad Co.	$ 105,918
Altria Group, Inc.	$ 97,381
Danaher Corporation	$ 60,228
Dominion Resources Inc.	$ 44,903
Illinois Tool Works Inc.	$ 37,021
CSX Corporation	$ 36,063
Norfolk Southern Corporation	$ 33,918
Raytheon Company	$ 33,356
Exelon Corporation	$ 31,869
PPG Industries, Inc.	$ 31,722
Air Products and Chemicals, Inc.	$ 30,868
Cummins Distribution	$ 26,339
Waste Management, Inc.	$ 23,501
Ingersoll-Rand plc	$ 16,828
Dover Corporation	$ 11,860
Eastman Chemical Co.	$ 11,267
Ball Corporation	$ 9,334
Burlington Northern Santa Fe(3)	–
75th Percentile	$ 38,992
Median	$ 31,795
25th Percentile	$ 21,382

(1)	Revenue as of fiscal year-end 2014.

(2)	Market Cap as of December 31, 2014.

(3)	In 2010, Berkshire Hathaway acquired Burlington Northern Santa Fe, LLC (“BNSF”). Accordingly, revenue and market capitalization data are not available for BNSF.

What are the elements of the Company’s executive compensation program?

CSX uses a variety of compensation elements, including: (i) Total Direct Compensation; and (ii) indirect pay, such as employee benefits, including retirement benefits, nonqualified deferred compensation plans and limited perquisites.

The Committee makes its decisions concerning the specific compensation elements and total compensation paid or awarded to the Company’s NEOs within the framework described below and after consultation with the Consultant.

The objective is to provide total pay opportunities that are competitive with those provided by peer companies in the railroad industry and general industry, with actual payment dependent upon performance. The Committee bases its specific decisions and judgments on whether each award or payment provides an appropriate incentive and reward for individual performance that is consistent with the Company’s compensation objectives. The Committee also periodically reviews the competitiveness of indirect pay.

Were there any adjustments to NEO compensation in 2014?

No. There were no changes to the target compensation for the NEOs during 2014.

40       2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

What is the target compensation mix for the CEO and other NEOs?

The Company’s compensation philosophy requires that a substantial portion of total compensation should be at-risk and consist of performance-based incentives that link to CSX’s financial and non-financial results. In addition, the Committee strives to strike an appropriate balance between short- and long-term compensation. The mix between fixed and variable (performance-based) compensation and short- and long-term compensation is designed to align the NEOs’ financial incentives with shareholder interests. In 2014, approximately 69% of the CEO’s targeted Total Direct Compensation and an average of 64% of the other NEOs’

targeted Total Direct Compensation was at-risk. The at-risk component of executive compensation means that if the Company did not meet or exceed the pre-established threshold financial performance levels, the executive would not receive a payout under the applicable incentive plan.

The charts below illustrate the amount of target Total Direct Compensation, including compensation that is at-risk, for the CEO and the other NEOs. Actual percentages of Realized Pay may vary in a given year depending on the payouts under the incentive compensation programs.

Does the Company have clawbacks and non-compete agreements?

Yes. The Company utilizes clawback provisions and non-compete agreements in connection with its compensation plans.

Clawbacks:

Short-term Incentive Plan. The short-term incentive plan contains provisions requiring NEOs to repay to the Company portions of any payment received if, within the two-year period following the receipt of the payment, the Company is required to restate its financial statements due to accounting irregularities, and if the payment amount received exceeded the otherwise proper payment based on the restated financials.

Long-term Incentive Plan. Each LTIP contains provisions for Vice Presidents and above (“Senior Management”) that require the repayment to the Company of portions of any award received if, within the two-year period following the receipt of the award, the employee violates certain conditions, including: (i) separation from the Company and working for a competitor in a similar capacity as the participant has functioned during the past five years at the Company; or (ii) engaging in conduct that puts the Company at a competitive disadvantage. In the event the Company is required to restate its financial statements, due to accounting irregularities, the clawback also requires that amounts in excess of the otherwise proper award be repaid to the Company.

Non-Compete Agreements:

Members of Senior Management are required to enter into formal non-compete agreements with the Company as a condition for participation in the LTIP cycles. The non-compete agreements preclude an employee from working for a competitor. The non-compete conditions are similar to those contained in the clawback provision but extend for a period of 18 months following separation from employment.

  2015 Proxy Statement    41

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

How is base salary determined?

The Committee determines a salary for each NEO based on its assessment of the individual’s experience, abilities, performance and contribution to CSX. For purposes of recruiting and retention, base salaries are determined following a review of benchmarked data of salaries paid for similar positions within the Comparator Group. Base salary may represent a larger or smaller percentage of Total Direct Compensation if actual performance under the incentive plans discussed below exceeds or falls short of performance targets.

Short-Term Incentive Compensation

How is short-term incentive compensation determined?

Short-term incentive compensation is designed to reward executives and other members of management for improving financial performance within a 12-month period. The Senior Executive Incentive Plan (“SEIP”) is the Company’s vehicle for providing annual incentive opportunities for the NEOs. The Company’s objective is for payments made pursuant to the SEIP to be covered under Section 162(m) of the Internal Revenue Code (“Code”), although there can be no assurance that such payments will be deductible under Section 162(m) of the Code. Under this shareholder-approved plan, the maximum amount payable is equal to the lesser of: (i) 0.3% of operating income for the CEO and 0.2% of operating income for each other NEO; or (ii) $3 million. The Committee may adjust this amount downward in its sole discretion.

In 2014, the Committee exercised its downward discretion with respect to the NEOs by utilizing the same methodology and performance achievement used under the Company’s Management Incentive Compensation Plan (“MICP”). The MICP is the Company’s annual incentive plan for eligible employees other than the NEOs. The MICP is 100% performance-based and requires attainment of both financial and strategic objectives. No payout is made under the MICP unless a pre-set operating income level is achieved, regardless of achievement of strategic goals. Applying the methodology utilized under the MICP, each

NEO has an incentive opportunity expressed as a percent of base salary earned during the year (“Target Incentive Opportunity”). In 2014, the Target Incentive Opportunity for the NEOs was 120% for Mr. Ward; 90% for Messrs. Munoz, Gooden and Eliasson; and 80% for Ms. Fitzsimmons. The actual payout is adjusted to reflect Company and individual performance.

The Committee reviews the Company’s performance against the preapproved performance goals for the year. The performance goals are divided between: (i) the financial measurement—operating income—which is based upon the Company’s business plan and can result in a payment between 0% and 120% of the NEO’s Target Incentive Opportunity; and (ii) the strategic measurements that can result in a payment between 0% and 40% of the NEO’s Target Incentive Opportunity. Therefore, the actual payout can range between 0% and 160% of the NEO’s Target Incentive Opportunity.

The MICP operating income target for 2014 was set at $3.55 billion based on the Company’s business plan. Achievement of this operating income target would have produced a payout of 70% under the financial component. Depending on the level of achievement on the strategic component, which has a maximum payout of 40%, the total target payout could have ranged from 70% to 110% of the Target Incentive Opportunity.

2014 MICP Achievement (Payout) Percentages
Operating Income	Financial Component	Strategic Component	Total Payout Range
Threshold - $3.4B	10%	0 - 40%	10 - 50%
Target - 2014 Business Plan - $3.550B	70%	0 - 40%	70 - 110%
Maximum - $3.7B	120%	0 - 40%	120 - 160%

The 2014 MICP included 18 strategic goals in the following categories: (i) service excellence; (ii) safety and risk management; (iii) value pricing; (iv) profitable growth; (v) resource utilization; (vi) new energy environment; and (vii) employee engagement. These categories were selected to ensure that senior executives balance financial goals with key operating and business initiatives that impact employees, customers, communities and shareholders. There is no formal or informal weighting assigned to the individual goals or categories, and the Committee considers strategic results based on a subjective evaluation.

42       2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2014 MICP Strategic Performance Goals

Safety

Partially Achieved	Achieved	Not Achieved
Reduce Severe Injuries to Below 8% of Total Injuries	Maintain Personal Injury Frequency Index	Reduce Train Accident Frequency Index

Capitalize On New Energy Environment

Drive CSX advocacy strategy in the new energy environment, with specific focus on liability and safety for energy products, long-term LNG implications and sustaining the coal export pipeline

Increase volume shipments of energy-related products including crude oil, liquefied petroleum gas and frac sand

250k
200k
150k
100k
50k
Goal
133k loads
Actual
203.9k loads

Achieved (based on Compensation Committee Evaluation)

Continue Value Pricing

Achieve "Same Store Sales" Price Above Rail Inflation

Goal	Actual
Confidential	Partially Achieved

Improve Resource Utilization

Operations Net Productivity

Goal	Actual
$150M	$(10M)

Increase Employee Engagement

through greater participation in bonus programs

Drive Profitable Intermodal Growth

Intermodal volume growth

Goal	Actual
2.7M loads	2.7M loads

Achieve intermodal "same store sales" price

Goal	Actual
Confidential	Achieved

Advance terminal strategy through execution of intermodal infrastructure projects, property acquisition and initiation of best practices

Customer Service

Goal 7.6
Actual 7.27
Goal 94%
Actual 92%
Goal 69-75%
Actual 50%
Goal 86-90%
Actual 68%
Goal 87-90%
Actual 65%

Measure	Goal	Actual
Improve Customer Satisfaction Score	7.6	7.27
Total Service Integration Carload	94%	92%
Committed Time of Arrival	69-75%	50%
Core Intermodal Availability	86-90%	68%
Service Rail Car Availability – Auto	87-90%	65%

Risk Management

Advance Railroad Industry	Positive Train Control
Advance balanced economic, energy, hazmat and labor regulation, and advocate policies that support competitiveness and infrastructure investment	Complete field qualification test on certain divisions. Continue to support balanced deployment and extension efforts

  2015 Proxy Statement    43

COMPENSATION DISCUSSION AND ANALYSIS

What was the payout under the 2014 MICP?

The Company achieved a 2014 operating income of $3.613 billion, which resulted in a 91% payout for the financial component of the 2014 MICP. Based on performance against the strategic goals, the Committee approved a payout on the strategic component of the MICP of 25%. The 91% payout for the financial component and the 25%

payout for the strategic component resulted in a total overall payout of 116% of Target Incentive Opportunities. In accordance with the Company’s performance management program, actual MICP award payouts were adjusted upward or downward from the 116% based on individual performance.

What was the 2014 short-term incentive compensation payout for NEOs?

Similar to how management assesses the performance of all eligible employees, the Committee annually assesses the individual performance of each NEO and determines payout amounts as reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. As in prior years, the payout for the NEOs was calculated pursuant to the methodology applied to the MICP and, therefore, was substantially less than the maximum available to each individual under the SEIP.

Consistent with MICP practices, awards for the NEOs also varied based on individual performance. The Committee and the full Board evaluated Mr. Ward’s performance for 2014, and concluded that his performance exceeded expectations. Specifically, they emphasized Mr. Ward’s strong personal leadership of the Company in maintaining its focus on safety and its customers and by achieving record setting financial results despite challenging market dynamics, extreme weather conditions and an unexpected surge in volume.

Based on these factors and the overall effectiveness of Mr. Ward’s leadership in 2014, the Board approved an annual incentive compensation payout for Mr. Ward of 128% of target or $1.84 million, which reflects an adjustment for individual performance.

For the other NEOs, the payouts ranged between 116% and 122% of his or her Target Incentive Opportunity as indicated in the Summary Compensation Table.

How does the 2014 payout compare to prior year payouts?

The chart below illustrates the Company’s historical operating income and the percentage payout under the MICP since 2010.

Year	2010	2011	2012	2013	2014
Operating Income (Target)	$2.500	$3.425	$3.650	$3.300	$3.550
Operating Income (Actual)(1)	$3.071	$3.418	$3.457	$3.473	$3.613
Overall Payout (as a percentage of Target Incentive Opportunity)	155%	97%	60%	130%	116%
(1)	Actual results reflect operating income at time of payout approval and do not reflect the revenue-related accounting adjustments disclosed in the Company’s Form 10-K for 2013. The adjusted operating income for 2011 and 2012, as disclosed in the Company’s Form 10-K for 2013, was $3.470 billion and $3.464 billion, respectively. MICP payouts were not impacted by the adjustments. Fiscal year 2010 included an extra week based on the 52/53 week calendar.

Has the short-term incentive plan been effective in driving Company performance?

The Company believes that the short-term incentive opportunities provided to the NEOs help drive the Company’s annual performance. Over the past five years, operating performance has improved consistently, and the Company continues its drive to further improve operating income. From 2010 to 2014, operating income improved from $3.071 billion to a Company record of $3.613 billion in 2014. The Committee believes that sustained improvements in operating income have played, and will continue to play, a critical role in the creation of shareholder value.

Long-Term Incentive Compensation

Long-term incentive compensation is intended to enhance the relationship between executive compensation and the creation of shareholder value. This is accomplished by providing incentives based on performance measures that have historically driven long-term shareholder value, are within management’s direct control and encourage long-term commitment and perspective.

Long-term incentives are granted under the shareholder-approved 2010 CSX Stock and Incentive Award Plan (the “Stock Plan”). The Stock Plan allows multiple and varying types of awards and provides flexibility in compensation design. Award types can include restricted stock, restricted stock units (“RSUs”), performance shares, performance units, stock options and stock appreciation rights.

44       2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

How is the LTIP structured?

New LTIP cycles are approved each year when the Committee grants performance units to participants. These grants are made following annual Board review of the Company’s business plan for the applicable upcoming three-year period, upon which the performance targets are set. Each LTIP cycle is designed to emphasize performance while aligning executives’ interests with those of shareholders by linking the payout’s value to share price. The three-year performance cycles run concurrently, so the Company can have up to three active cycles during a given year. The 2012-2014 cycle closed on December 26, 2014. The 2013-2015 and 2014-2016 cycles remain in progress.

Each year, a market competitive annual long-term incentive grant value (in dollars) is identified for each position level and converted into the appropriate number of performance units based on the value of CSX common stock. Actual payouts for each LTIP cycle, if any, do not occur until January of the year following the last year in the three-year cycle. These payouts can vary significantly from the target grants in terms of both the number of shares paid out and the market value of CSX common stock at the time of payout. The value of a payout is derived by multiplying the number of performance units earned by the share price of CSX common stock at the time of payout. Based on actual performance, as discussed below, the payouts for the NEOs at the end of the performance cycle can range from 0% to 200% of the target grants. The Executive Team’s awards can be reduced by as much as 30% based upon the Committee’s assessment of the achievement of strategic goals. Dividend equivalents are not paid on performance units for the outstanding LTIP cycles.

Performance units are subject to forfeiture if employment terminates before the end of the performance cycle for any reason other than death, disability or retirement. If employment terminates due to death, disability or retirement, participants receive a pro-rata portion of the award based on the number of months completed in the LTIP cycle.

What was the performance measure for the 2012-2014 LTIP cycle?

Operating Ratio served as the performance measure for the 2012-2014 LTIP cycle. Operating Ratio is defined as annual operating expense divided by annual operating revenue adjusted by excluding non-recurring items that are disclosed in the Company’s financial statements. The Company chose Operating Ratio due to its historically high correlation to Company stock price, alignment with shareholder value and the ability of employees to understand the impact of their actions in relation to Company performance. It also motivates employees to support service improvements. For the 2012-2014 LTIP cycle, Operating Ratio is measured in the final year against the goals set by the Committee at the beginning of the cycle.

Operating Ratio projections, as set forth in the Company’s three-year business plans, were used to establish the threshold, target and maximum payout goals under the 2012-2014 LTIP cycle. To reach a payout at target or above, Operating Ratio in the final year of this cycle required achieving or outperforming the Company’s business plan goals.

What were the financial goals for the 2012-2014 LTIP cycle?

The LTIP targets for the 2012-2014 LTIP cycle were set to provide incentives to continue growing shareholder value. Under the 2012-2014 LTIP cycle: (i) an Operating Ratio of 69.5% was needed to achieve a threshold payout; (ii) an Operating Ratio of 67.5% was needed to achieve a target payout; and (iii) an Operating Ratio of 65.5% was needed to achieve a maximum payout. The performance levels for threshold, target and maximum payouts represented a 1.4, 3.4 and 5.4 percentage point improvement, respectively, over the 2011 Operating Ratio of 70.9%, as reported in the 2011 Form 10-K. These performance levels were subject to adjustment based on oil prices as discussed below.

How are the performance levels adjusted for the price of oil?

At the time of adoption of the 2012-2014 LTIP cycle, a provision was made for the adjustment of the Operating Ratio performance goals by a pre-determined amount if the per barrel cost of oil varied significantly from the projected price range of $90 to $110 (“Price Range”) per barrel of West Texas Intermediate Crude (“WTIC”). This adjustment is included in the plan design for each LTIP cycle due to the significant impact volatile fuel prices have on expenses and Operating Ratio. Based on the price per barrel of WTIC during the cycle, there was no adjustment to the Operating Ratio goals.

  2015 Proxy Statement    45

COMPENSATION DISCUSSION AND ANALYSIS

What was the actual payout for the 2012-2014 LTIP cycle?

Based on the Operating Ratio of 71.5% for 2014, there was no payout for the 2012-2014 LTIP cycle as the Operating Ratio did not meet the level required for a threshold payout.

What types of long-term incentive compensation were granted to the NEOs in 2014?

In 2014, the Company continued to provide long-term incentives in the form of both performance units and RSUs in order to provide a stable and balanced long-term incentive portfolio and maintain a strong link to shareholder value. This was achieved by determining a market competitive long-term incentive grant value and allocating 75% of such value to performance units and 25% to time-based RSUs. This approach partially offsets market volatility and other external factors by sustaining a level of value while simultaneously preserving an incentive to meet performance goals.

Performance units are granted at the beginning of the period known as the performance cycle in accordance with the Company’s LTIP. Awards are paid in the form of CSX common stock at the end of the period based on attainment of pre-established performance goals.

RSUs represent a promise to issue shares of common stock if a participant remains employed by the Company for a defined period of time referred to as a restriction period.

RSUs granted in 2014 vest three years after the date of grant. Participants receive cash dividend equivalents on the unvested shares during the restriction period. Unlike performance units, RSUs are not subject to any performance requirements. RSUs are subject to forfeiture if employment terminates before the end of the restriction period for any reason other than death, disability or retirement. If employment terminates due to death or disability, the award fully vests and the shares are distributed to the participant or the participant’s estate. Upon retirement, the participant receives a pro-rata award based on the number of months completed in the restriction period.

In determining the number of units to be granted under each long-term incentive vehicle, an average of CSX’s stock price during the three full months prior to the grant date is used, rather than the stock price on the date of grant. Using the three-month average reduces the impact of daily fluctuations in stock price.

Were there any changes to the LTIP for the 2014-2016 cycle?

In May 2014, the Committee approved the 2014-2016 LTIP cycle, which uses Operating Ratio and ROA as the primary performance measures. In light of the asset-intensive nature of the Company’s business, the Committee chose to continue using ROA as an additional long-term performance measure for the 2014-2016 LTIP cycle because it serves as an indicator of how efficiently Company assets are being utilized. While Operating Ratio remains an important measure of success for CSX and the industry, the Committee believes that greater long-term shareholder value can be achieved through continued use of ROA as a performance measure. The 2014-2016 LTIP cycle is designed to motivate employees to maximize asset utilization and drive efficiencies that further increase service and profitability.

ROA will be calculated using tax-adjusted operating income divided by net property, excluding non-recurring items, as disclosed in the Company’s financial statements. The tax-adjusted operating income will use a flat 38% tax rate to eliminate volatility of one-time tax issues. Net property is calculated by subtracting accumulated depreciation from gross property.

Operating Ratio and ROA will each comprise 50% of the total payout opportunity for participants, and each will be measured independently of the other.

Operating Ratio =	Operating Expenses	50%
	Operating Revenues
	and

Return on Assets (ROA) =	Tax-Adjusted Operating Income	50%
	Net Property

46       2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The threshold, target and maximum payouts for each measure are 10%, 50% and 100%, respectively, generating a target payout of 100% and a maximum possible payout of 200% for the 2014-2016 LTIP cycle. While plans prior to 2013 measured Operating Ratio in the final year of the LTIP cycle, the 2014-2016 LTIP cycle will measure cumulative Operating Ratio and average ROA over an 11-quarter period from April 2014 to December 2016. The first quarter of 2014 is not included in the performance period due to timing of approval of the LTIP cycle.

In addition to Operating Ratio and ROA as the primary performance measures, the Committee maintains downward discretion on the payouts for Executive Team members based on relative total shareholder return (“Relative TSR”). The Committee will evaluate Relative TSR performance against the S&P 500, S&P 500 Transportation Industry and peer railroads. If CSX’s 2014-2016 Relative TSR is in the bottom quartile in any of the comparison groups, the Committee may exercise up to 30% downward discretion on the payout to Executive Team members.

How many performance units and RSUs were granted to the NEOs in 2014?

After establishing the market competitive annual long-term incentive award value (in dollars) for each NEO, the dollar value was then converted into a number of performance units and RSUs based on the average closing price of CSX stock for February, March and April 2014, which was $28.08.

The table below indicates the number of performance units granted under the 2014-2016 LTIP cycle and the number of RSUs granted to each NEO on May 6, 2014.

NEO	2014 Long-Term Incentive Value	2014-2016 Performance Units (75% of Value)	2014 RSUs (25% of Value)	Total Performance Units and RSUs
Michael J. Ward	$7,000,000	186,966	62,322	249,288
Oscar Munoz	$2,000,000	53,419	17,806	71,225
Fredrik J. Eliasson	$2,000,000	53,419	17,806	71,225
Clarence W. Gooden	$2,000,000	53,419	17,806	71,225
Ellen M. Fitzsimmons	$1,500,000	40,064	13,355	53,419

Benefits

What types of Retirement and Health and Welfare Benefits are provided to the NEOs?

Retirement Compensation:

CSX’s retirement programs consist of two components: a defined benefit pension plan and a 401(k) plan. The retirement programs described below are provided to the NEOs under the following plans:

•	CSX Pension Plan (the “Pension Plan”);

•	Special Retirement Plan for CSX Corporation and Affiliated Corporations (the “Special Retirement Plan”); and
•	The Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies (“CSXtra Plan”).

CSX Pension Plan

The Pension Plan is qualified under the Code and covers CSX’s non-union employees. In general, pension benefits accrue in two different ways: (i) for employees hired before January 1, 2003, benefits accrue based on a “final average pay” (“FAP”) formula; and (ii) for employees hired on or after January 1, 2003, benefits accrue based on a “cash balance” formula. Further information on the Pension Plan can be found in the discussion following the Pension Benefits Table.

CSX Special Retirement Plan

The Special Retirement Plan is a nonqualified plan and primarily provides benefits that are otherwise limited under the Pension Plan due to the qualified plan Code provisions. Further information on the Special Retirement Plan can be found in the discussion following the Pension Benefits Table.

  2015 Proxy Statement    47

COMPENSATION DISCUSSION AND ANALYSIS

CSXtra 401(k) Plan

All CSX non-union employees may contribute to the CSXtra Plan, which is a traditional qualified 401(k) plan. Participants may contribute on a pre-tax basis and receive Company matching contributions. The Company’s matching contribution is equal to 100% on the employee’s first 1% contribution, and 50% on the employee’s additional contributions up to 6% of base salary. Participants may invest contributions among available funds, which include the stable value fund, balanced fund, large cap value fund, S&P 500 Index fund, large cap growth fund, international equity fund, small cap value fund, retirement target date funds and a CSX stock fund.

Executive Deferred Compensation Plan:

CSX maintains an elective nonqualified executive deferred compensation plan (“EDCP”) for the benefit of its eligible executives and certain other employees. The purpose of the EDCP is to provide executives with the opportunity to:

•	defer compensation in excess of qualified plan limits until retirement or another specified date or event; and

•	defer compensation to allow them to receive the full Company matching contribution of 3.5% of base salary not otherwise available to them under the 401(k) plan.

The types of compensation eligible for deferral include base salary, short-term (annual) incentive compensation and LTIP awards.

Health and Welfare Benefits:

CSX provides the same health and welfare benefits to the NEOs as those available to eligible management employees. The Company also provides basic life insurance and accidental death and dismemberment (“AD&D”) insurance coverage to all management employees, each of which is equal to two times their respective annual salaries. Both life and AD&D benefits were capped at $1,000,000 effective January 1, 2006, but employees who already had coverage in excess of $1,000,000 retained the prior cap of $3,000,000. The Company also provides to the NEOs, on the same basis as other management employees, salary continuance in the event of short-term or long-term disability, travel accident insurance and vacation based on length of service.

CSX sponsors a post-retirement health and welfare plan for management employees hired before January 1, 2003. The Company stopped providing post-retirement health and welfare benefits for management employees, including executive officers, hired on or after January 1, 2003, as a cost-saving measure.

Does the Company provide perquisites to its NEOs?

The perquisites provided to NEOs in 2014 included: (i) financial planning services up to $12,000; (ii) excess liability insurance; and (iii) an annual physical examination. These perquisites were valued at approximately $15,000 for each NEO.

Since Mr. Ward became CEO in 2003, he has been required to travel by Company aircraft at all times for security purposes and to ensure efficient use of his time. In 2014, the aggregate incremental cost to the Company of Mr. Ward’s Board-mandated personal aircraft usage was $35,370. The aggregate incremental cost to the Company for personal aircraft usage for each of the other NEOs did not exceed $6,500 in 2014.

Severance and Change-Of-Control Agreements

Is there any special severance plan provided to NEOs?

With the exceptions discussed in the Post-Termination and Change-of-Control Payments section in the Compensation Tables’ narrative below, the Company does not generally provide for any special termination of employment payments or benefits that favor the NEOs in scope, terms or operation. Payments are generally available to all salaried employees whose positions are eliminated, pursuant to the terms of CSX’s severance plan, which pays benefits based upon years of service. The benefits range from one month of base pay (if one to three years of service has been attained) to one year of base pay (if at least 34 years of service has been attained).

Does the Company provide Change-of-Control Agreements to its NEOs?

Yes. At the end of 2014, each of the NEOs had a Change-of-Control Agreement that was designed to ensure management objectivity in the face of a potential transaction and further promote recruitment and retention of top executives. Since payment is “double-trigger” (i.e., payments are conditioned upon a change-of-control as well as separation from employment), executives are financially protected and thereby properly positioned to negotiate in the best interests of shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS

A detailed description of the Change-of-Control Agreements is set forth under the section entitled “Post-Termination and Change-of-Control Payments.”

Are there limits on severance amounts paid to NEOs pursuant

to Change-of-Control Agreements?

Yes. In February of 2011, the Board adopted a policy for severance benefits applicable to all agreements (the “Policy”). The Policy: (i) requires a “double-trigger” to receive severance; (ii) prohibits Company reimbursement for the payment of excise taxes; (iii) defines “bonus” as the current “target” amount; and (iv) requires a contract term not to exceed three years. The Policy also provides that the payment of severance benefits, without shareholder approval, is limited to 2.99 times base salary plus bonus. The Policy is available on the Company’s Internet website at http://investors.csx.com under the heading “Corporate Governance.” All of the NEOs’ Change-of-Control Agreements are in compliance with the Policy.

Does the Company have stock ownership guidelines for the NEOs?

Yes. CSX believes that, in order to align the interests of the Executive Team, as identified in the table below, with those of its shareholders, it is important that Executive Team members hold a meaningful ownership position in CSX common stock relative to their base salary. To achieve this linkage, CSX has established the following formal stock ownership guidelines. Members of the Executive Team must retain 100% of their net shares issued until the guidelines are achieved and have five years in which to do so. In addition to the ownership guidelines set forth below, the CEO, President and Chief Operating Officer, Executive Vice Presidents and Senior Vice Presidents may only dispose of shares held in excess of 120% of the applicable ownership threshold. The requirements are as follows:

Position	Minimum Value
Chief Executive Officer	6 times base salary
President and Chief Operating Officer	6 times base salary
Executive Vice Presidents	4 times base salary
Senior Vice Presidents	3 times base salary
Vice Presidents and Equivalent	1 time base salary

As of December 26, 2014, all NEOs held amounts of CSX common stock in excess of these ownership guideline requirements. In addition, as part of its stock ownership guidelines, the Company has adopted a one-year holding period for Executive Team members for restricted stock and RSUs following vesting. Accordingly, NEOs must wait one year after the completion of the restriction period before entering into any transaction involving such stock.

What are the accounting, tax and dilution considerations

of CSX’s compensation programs?

As discussed above, a significant portion of each NEO’s direct compensation is based solely on performance. Section 162(m) of the Code imposes a $1 million limit on the amount that CSX may deduct for compensation paid to the NEOs. However, performance-based compensation paid under a plan that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only if pre-established objective performance goals are achieved and the Committee that establishes and certifies attainment of the goals consists only of outside directors.

While the tax effect of any compensation arrangement is a factor to be considered, the effect is evaluated by the Committee in light of CSX’s overall compensation philosophy and objectives. CSX’s compensation program for NEOs has both objective and discretionary elements. Generally, the Committee wishes to maximize CSX’s federal income tax deductions for compensation expense. Therefore, the Company has endeavored to structure the short-term and long-term performance-based incentive elements of executive compensation to meet the requirements for deductibility under Section 162(m) while retaining the ability to apply permissible negative discretion in determining the ultimate award payouts. Nonetheless, the Committee does not believe that compensation decisions should be constrained by how much compensation is deductible for federal tax purposes. Accordingly, the Committee is not limited to paying compensation under plans that are qualified under Section 162(m) and the Committee’s ability to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying all compensation as deductible under Section 162(m).

The Committee also considers other tax aspects and the accounting and shareholder dilutive costs of specific executive compensation programs, and seeks to balance the tax, earnings and dilutive impact of executive compensation plans with the need to attract, retain and motivate highly-qualified executives.

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COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

The Summary Compensation Table presents the amount and type of compensation in 2014 for the CEO, the CFO and the next three most highly-paid executive officers.

Name	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Michael J. Ward(1) Chairman, President and CEO	2014	$1,200,000	-	$6,962,613	-	$1,843,200		$62,276	$10,068,089
	2013	$1,164,855	-	$9,212,408	-	$2,000,000		$67,369	$12,444,632
	2012	$1,100,000	-	$6,088,591	-	$792,000		$109,531	$8,090,122
Oscar Munoz(1) Executive Vice President and COO	2014	$750,000	-	$1,989,315	-	$783,000	$200,233	$52,998	$3,775,546
	2013	$715,217	-	$2,163,106	-	$836,804	$181,501	$46,201	$3,942,829
	2012	$650,000	-	$2,538,242	-	$368,550	$122,747	$31,499	$3,711,038
Fredrik J. Eliasson Executive Vice President and CFO	2014	$550,000	-	$1,989,315	-	$603,900	$874,385	$23,394	$4,040,994
	2013	$532,609	-	$2,703,876	-	$623,152	$151,304	$26,184	$4,037,125
	2012	$479,095		$2,602,257	-	$258,712	$451,429	$12,526	$3,804,019
Clarence W. Gooden Executive Vice President and CCO	2014	$650,000	-	$1,989,315	-	$678,600	$205,109	$52,495	$3,575,519
	2013	$615,217	-	$2,703,876	-	$719,804		$46,063	$4,084,960
	2012	$550,000	-	$2,029,523	-	$297,000		$29,853	$2,906,376
Ellen M. Fitzsimmons Executive Vice President, General Counsel, and Corporate Secretary	2014	$550,000	-	$1,491,993	-	$510,400	$953,502	$34,971	$3,540,866
	2013	$532,609	-	$1,622,336	-	$553,913		$33,367	$2,742,225
	2012	$500,000	-	$1,522,148	-	$240,000	$926,156	$26,874	$3,215,178
(1)	On February 11, 2015, Mr. Munoz was appointed President and Chief Operating Officer of CSX Corporation. Mr. Ward remains Chairman of the Board and Chief Executive Officer.

(2)	Stock Awards—Amounts disclosed in this column are related to LTIP performance units, RSUs and restricted stock granted in 2012, 2013 and 2014, and reflect the aggregate grant date fair value of such stock awards computed in accordance with Topic 718. For performance units, the grant date fair value is based on the probable outcome of performance conditions. For more information and assumptions used in valuing these awards, see Note 4, Stock Plans and Share-Based Compensation in the Notes to Consolidated Financial Statements in the Company’s 2014 Annual Report on Form 10-K, which was filed on February 11, 2015. If the highest level of performance under each LTIP cycle is achieved, the maximum grant date fair value of the performance units (which does not include RSUs or restricted stock) for each NEO by year of grant would be: 2014: Mr. Ward—$10,443,920, Messrs. Eliasson, Munoz and Gooden—$2,983,986 and Ms. Fitzsimmons—$2,237,976; 2013: Mr. Ward—$11,356,300, Messrs. Eliasson, Munoz and Gooden—$3,244,672, and Ms. Fitzsimmons $2,433,504; and 2012: Mr. Ward—$9,132,886, Messrs. Munoz and Gooden—$3,044,296, and Mr. Eliasson and Ms. Fitzsimmons—$2,283,222.

(3)	Non-Equity Incentive Plan Compensation—The 2014 annual incentive compensation was paid in February 2015 based on a 116% payout of the 2014 MICP, adjusted for individual performance. Based on his 2014 performance, Mr. Ward received a 128% payout of $1,843,200. Mr. Eliasson received a 122% payout of $603,900. Messrs. Munoz and Gooden and Ms. Fitzsimmons received a 116% payout: $783,000; $678,600; and $510,400, respectively.

(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings—The values in this column reflect only changes in the actuarial present value of pension benefits as there were no above-market nonqualified deferred compensation earnings to report. The present value of accumulated benefits for 2014 reflects a discount rate of 4.0% compared to the 4.75% discount rate applicable for 2013. This discount rate change was the result of actuarial adjustments based on changes in corporate bond rates. The present values also increased due to actuarial adjustments to the mortality basis reflecting longer life expectancies. CSX measured its pension values as of December 31, 2014. For 2014, the actuarial change in Mr. Ward’s pension value was ($508,342). The decreases in present value for Mr. Ward are a result of continuing to work past the pension plan’s unreduced retirement benefit age of 60 thereby forgoing retirement payments.

(5)	All Other Compensation—The values in this column include amounts for personal aircraft usage, financial planning services, physical examination, annual health care savings account contribution, excess liability insurance, the Company’s match under the 401(k) and nonqualified deferred compensation plans. In addition, as part of its philanthropic activities, the Company makes periodic contributions at the suggestion of its officers, to qualifying 501(c)(3) charitable organizations in the Company’s service territory. For Mr. Ward, this column includes, along with the items discussed above, costs associated with home security and Company-mandated aircraft usage with an aggregate incremental cost to the Company of $35,370. The personal aircraft usage amount was calculated using the direct hourly operating cost of $1,965 per flight hour for 2014 plus taxes. The aggregate incremental cost to the Company for the use of Company aircraft for personal travel is calculated by multiplying the hourly variable cost rate (including fuel, oil, airport and hangar fees, crew expenses, maintenance and catering and taxes) for the aircraft by the hours the executive used the aircraft. For these purposes, hours occupied by any “deadhead” aircraft legs are included in the total hours the aircraft was used by the executive.

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COMPENSATION DISCUSSION AND ANALYSIS

2014 Grants of Plan-Based Awards Table

The Grants of Plan-Based Awards Table is a supporting table to the Summary Compensation Table. In 2014, the NEOs received the plan-based awards as shown in the table below.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of shares of stock or units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (units)	Target (units)	Maximum (units)
Michael J. Ward	May 6, 2014				18,697	186,966	373,932		$5,221,960
	May 6, 2014							62,322	$1,740,653
		144,000	1,440,000	3,000,000
Oscar Munoz	May 6, 2014				5,342	53,419	106,838		$1,491,993
	May 6, 2014							17,806	$497,322
		67,500	675,000	3,000,000
Fredrik J. Eliasson	May 6, 2014				5,342	53,419	106,838		$1,491,993
	May 6, 2014							17,806	$497,322
		49,500	495,000	3,000,000
Clarence W. Gooden	May 6, 2014				5,342	53,419	106,838		$1,491,993
	May 6, 2014							17,806	$497,322
		58,500	585,000	3,000,000
Ellen M. Fitzsimmons	May 6, 2014				4,006	40,064	80,128		$1,118,988
	May 6, 2014							13,355	$373,005
		44,000	440,000	3,000,000
(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—The amounts in these columns reflect what the payments could have been for 2014 under the SEIP as typically administered by the Committee using the Target Incentive Opportunities and Company performance measures under the MICP. The values reflect a threshold payout of 10%, a target payout of 100% and a maximum payout that cannot exceed the lesser of 0.3% of operating income for the CEO and 0.2% of operating income for each other NEO or $3 million under the shareholder approved SEIP. At the Committee’s discretion, payouts can be zero. The actual payments for 2014 are shown in the Summary Compensation Table.

(2)	Estimated Future Payouts Under Equity Incentive Plan Programs—The values in these columns reflect the potential payout in shares under the 2014-2016 LTIP cycle based on pre-established financial performance and strategic goals. The Company’s performance will determine a payout of shares which can range from 0% to 200% of the LTIP grants. The values reflect payouts of 10% at threshold, 100% at target and 200% at maximum. The 10% threshold payout assumes that only one financial performance measure were to reach the threshold performance level. If both financial performance measures were to reach the threshold performance level, the resulting payout would be 20%.

(3)	All Other Stock Awards; Number of shares of stock or units—The value in this column reflects the number of RSUs granted in 2014.

(4)	Grant Date Fair Value of Stock and Option Awards—The values in this column reflect the number of performance units (based on the probable outcome of the performance conditions, which is the target number) and RSUs, each multiplied by $27.93 (the closing price of CSX stock on the date of grant in accordance with Topic 718).

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COMPENSATION DISCUSSION AND ANALYSIS

2014 Outstanding Equity Awards at Fiscal Year End

The table below presents information pertaining to all outstanding equity awards held by the NEOs as of December 26, 2014. Stock awards are comprised of outstanding restricted stock, RSUs and performance units.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Michael J. Ward	270,312	$9,915,044	411,133	$15,080,358
Oscar Munoz	85,195	$3,124,953	117,467	$4,308,690
Fredrik J. Eliasson	77,809	$2,854,034	117,467	$4,308,690
Clarence W. Gooden	83,577	$3,065,604	117,467	$4,308,690
Ellen M. Fitzsimmons	46,672	$1,711,929	88,100	$3,231,508
(1)	Number of Shares or Units That Have Not Vested—The units reflected in this column represent RSUs granted in May 2012, 2013 and 2014 that will vest in 2015, 2016 and 2017, respectively, assuming continued employment. In addition, this column includes 64,048 RSUs for Mr. Ward that will vest in May 2016, 22,967 shares of restricted stock for Mr. Munoz that will vest in February 2017, 21,349 shares of restricted stock for Mr. Eliasson that will vest in May 2018 and 21,349 RSUs for Mr. Gooden that will vest in May 2016.

Grant Date	May 8, 2012	May 7, 2013	May 6, 2014	Total Unvested RSUs
Vest Date	May 7, 2015	May 6, 2016	May 5, 2017
Michael J. Ward	69,220	74,722	62,322	206,264
Oscar Munoz	23,073	21,349	17,806	62,228
Fredrik J. Eliasson	17,305	21,349	17,806	56,460
Clarence W. Gooden	23,073	21,349	17,806	62,228
Ellen M. Fitzsimmons	17,305	16,012	13,355	46,672

(2)	Market Value of Shares or Units of Stock That Have Not Vested—The market values are based on the Company’s closing stock price as of December 26, 2014 of $36.68.

(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested—In accordance with the SEC requirements for this table, the number of shares shown in the column above represents the sum of the performance units that would be payable under the 2013-2015 and 2014-2016 LTIP cycles if the Company’s actual performance in 2014 was applied to each plan’s performance measures. The Company’s 2014 performance would have resulted in a 41% payout for the 2013-2015 cycle and 45% for the 2014-2016 cycle. The SEC requires that projected payouts be shown at the next higher performance measure; therefore, the number of performance units shown is equal to the target payout for the 2013-2015 cycle (100%) and the target payout for the 2014-2016 cycle (100%).

(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested—The market values are based on the Company’s closing stock price as of December 26, 2014 of $36.68.

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COMPENSATION DISCUSSION AND ANALYSIS

2014 Option Exercises and Stock Vested Table

The table below presents the value of options, restricted stock and RSUs that vested in 2014.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Michael J. Ward	-	-	59,784	$1,663,789
Oscar Munoz	-	-	19,929	$554,624
Fredrik J. Eliasson	-	-	1,494	$41,578
Clarence W. Gooden	-	-	19,929	$554,624
Ellen M. Fitzsimmons	-	-	14,946	$415,947
(1)	Shares Acquired on Vesting—Shares acquired through stock awards include restricted stock units that vested in May 2014.

(2)	Value Realized on Vesting—The values in this column reflect the number of restricted stock units that vested on May 2, 2014 multiplied by $27.83 – the closing price of CSX stock on the vesting date.

Pension Benefits Table

As reflected by the Pension Benefits Table, and as described below, CSX maintains defined benefit plans (qualified and nonqualified) under which the NEOs are entitled to benefits including: the Pension Plan (both “final average pay” and “cash balance” formulas) and the Special Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Michael J. Ward (1)	Qualified CSX Pension Plan	37.583	$1,836,845	-
	Nonqualified Special Retirement Plan	44.000	$19,824,151	-
Oscar Munoz	Qualified CSX Pension Plan	11.667	$206,984	-
	Nonqualified Special Retirement Plan	11.667	$934,676	-
Fredrik J. Eliasson	Qualified CSX Pension Plan	19.583	$620,104	-
	Nonqualified Special Retirement Plan	19.583	$1,410,057	-
Clarence W. Gooden (2)	Qualified CSX Pension Plan	43.083	$2,282,802	-
	Nonqualified Special Retirement Plan	44.000	$7,543,205	-
Ellen M. Fitzsimmons	Qualified CSX Pension Plan	23.333	$1,127,164	-
	Nonqualified Special Retirement Plan	23.333	$3,485,203	-
(1)	Nonqualified Special Retirement Plan—Mr. Ward’s credited service under the Special Retirement Plan is 44 years, including additional years of service credited in accordance with the Special Retirement Plan (see section entitled “Special Retirement Plan of CSX and Affiliated Corporations—Additional Service Credit”); his actual years of service are 37.58 years. The present value of his accumulated benefit under the Special Retirement Plan that is attributable to his credited years of service above his actual years of service is $3,135,933. Note that Mr. Ward stopped receiving accruals of extra years of service in 2006.

(2)	Nonqualified Special Retirement Plan—Mr. Gooden’s credited service under the Special Retirement Plan is 44 years, including additional years of service credited in accordance with the Special Retirement Plan (see section entitled “Special Retirement Plan of CSX and Affiliated Corporations—Additional Service Credit”); his actual years of service are 43.08 years. Mr. Gooden stopped receiving accruals of extra years of service in 2006. The present value of his accumulated benefit under the Special Retirement Plan that is attributable to his credited years of service above his actual years of service is $198,295.

Qualified CSX Pension Plan

Final Average Pay Formula for Employees Hired Before January 1, 2003

For employees hired before January 1, 2003, the final average pay formula provides for a benefit, in the form of a life annuity starting at age 65. The pay taken into account under the final average pay formula includes base salary and annual incentive payments for the employee’s highest consecutive 60-month period. The benefit is equal to 1.5% of the employee’s final average pay multiplied by the employee’s years of service. This amount is then reduced by 40% of the employee’s Social Security benefits or 60% of the employee’s Railroad Retirement benefits, or both, as applicable.

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COMPENSATION DISCUSSION AND ANALYSIS

The resulting benefit is subject to a cap imposed under Code Section 415 (the “415 Limit”). The 415 Limit for 2014 is $210,000 (for a life annuity at age 65) and is subject to adjustment for future cost of living changes. Further, under the Code, the maximum amount of pay that may be taken into account for any year is limited. This limit (the “Compensation Limit”) is $260,000 for 2014 and is also subject to adjustment for future cost of living changes. Messrs. Ward, Eliasson and Gooden and Ms. Fitzsimmons were hired before January 1, 2003, and are covered by the final average pay formula under the Pension Plan.

•

Transfer Benefits—The Pension Plan provides an enhancement to the pension benefits of those participants who transfer from a position covered by Railroad Retirement to a position covered by Social Security before January 1, 2014. This enhancement is to make up for any retirement benefit lost due to discontinuance of Railroad Retirement service.

•	Vesting—Benefits under the Pension Plan final average pay formula vest upon the earlier of the completion of five years of service or attainment of age 65.
•

Early Retirement—The Pension Plan final average pay formula has a normal retirement age of 65. However, employees with 10 years of service may retire as early as age 55, but with a reduction from full benefits to reflect early commencement of the benefit prior to age 65. If an active participant reaches age 55 with 10 years of service, the reduction for early retirement is 1/360th of the pension benefit for each month the benefit commences prior to age 60 (rather than age 65). Messrs. Ward and Gooden have already attained age 55 with 10 years of service and thus are currently eligible to retire under the early retirement provisions of the Pension Plan.

•

Form of Payment of Benefits—Benefits under the Pension Plan’s final average pay formula are payable in various annuity forms at retirement. The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the table are described in CSX’s 2014 Annual Report on Form 10-K.

Cash Balance Formula for Employees Hired on or After January 1, 2003

Employees who become eligible to participate in the Pension Plan on or after January 1, 2003 earn pension benefits under the cash balance formula. These benefits are expressed in the form of a hypothetical account balance. For each month of service, the participant’s account is credited with a percentage of the participant’s pay for that month. The percentage of pay credited is determined based on the participant’s age and years of service.

The hypothetical account earns interest credits on a monthly basis based on the annual 10-year Treasury bond rate and the participant’s account balance as of the end of the prior month. The average annual interest crediting rate used for 2014 was 3.66%. Pay for purposes of the cash balance formula is defined in the same way as for the final average pay formula. The 415 Limit and Compensation Limit also apply in determining benefits under the cash balance formula.

Because Mr. Munoz was hired after January 1, 2003, he is covered by the cash balance formula. Mr. Munoz earned benefits in 2014 at a rate equal to 7% of pay up to the Social Security Wage Base (“Wage Base”), which was $117,000 in 2014, and 11% of pay in excess of the Wage Base.

•	Vesting—Benefits under the cash balance formula vest upon the earlier of the completion of three years of service or attainment of age 65.

•

Form of Payment of Benefits—Benefits under the cash balance formula may be paid upon termination of employment or retirement as a lump sum or in various annuity forms. The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the table are described in CSX’s 2014 Annual Report on Form 10-K.

Special Retirement Plan of CSX and Affiliated Corporations

The Special Retirement Plan is a nonqualified plan that generally covers CSX executives, including the NEOs, whose compensation exceeds the Compensation Limit. The purpose of the Special Retirement Plan is to assist CSX in attracting and retaining key executives by allowing the Company to offer competitive pension benefits on the basis described below.

Benefits

The Special Retirement Plan formula replicates the qualified plan formula but provides for the payment of benefits that would otherwise be denied under the Pension Plan due to the 415 Limit and the Compensation Limit, both described above.

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COMPENSATION DISCUSSION AND ANALYSIS

Additional Service Credit

The Special Retirement Plan provides for the granting of additional service credit to executives designated by the CEO where it is necessary to do so in order to provide competitive retirement benefits. Messrs. Ward and Gooden have been covered by the Special Retirement Plan’s additional service crediting provisions since September 2, 1995 and December 21, 1996, respectively. Pursuant to the Special Retirement Plan’s applicable service crediting rules, an eligible executive is credited with one additional year of service for each actual year of service worked beginning no earlier than age 45 continuing until age 65. Total service cannot exceed a maximum of 44 years, unless actual service exceeds 44 years. The additional service credit vests upon an executive’s attainment of age 55 and completion of 10 years of actual service. Messrs. Ward and Gooden have attained the maximum levels of creditable service under this provision. The additional two-for-one service credits discussed above were awarded in the mid-1990’s under a plan provision that is no longer utilized for new participants.

Executive-Specific Benefits

The Special Retirement Plan allows for the payment of individually negotiated nonqualified pension benefits. Mr. Ward is the only NEO that has such benefits. Mr. Ward’s benefit ensures that any shortfall that may arise under the transfer benefit (from Railroad Retirement to Social Security) will be paid under the Special Retirement Plan.

Form of Payment of Benefits; Certain Forfeiture Provisions

Under the terms of the Special Retirement Plan, nonqualified pension benefits can be paid in the same form as under the Pension Plan, except that Messrs. Ward and Gooden were permitted and elected to receive their Special Retirement Plan pension benefits in the form of a lump sum. Pension benefits under the Special Retirement Plan are subject to: (i) suspension and possible forfeiture if a retired executive competes with the Company or engages in acts detrimental to the Company; or (ii) forfeiture if an executive is terminated for engaging in acts detrimental to the Company.

Under the current terms of the Special Retirement Plan, unless an employee has elected otherwise, within 45 days after a change-of-control, the employee is entitled to a lump sum payment equal to the actuarial present value of his or her accrued benefit under the Special Retirement Plan. The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the Pension Benefits Table for the Special Retirement Plan are described in CSX’s 2014 Annual Report on Form 10-K.

Nonqualified Deferred Compensation Table

The Nonqualified Deferred Compensation Table presents a summary of 2014 contributions made under the EDCP, CSX’s current executive nonqualified deferral program, as well as 2014 earnings, distributions and year-end balances. Two types of deferrals are represented below: cash deferrals and stock deferrals. Cash deferrals include deferred portions of an NEO’s base salary and short-term incentive payments. Stock deferrals include deferred portions of compensation payable in the form of CSX common stock.

Name	Executive Contributions Last Fiscal Year(1) ($)	Registrant Contributions Last Fiscal Year(2) ($)	Aggregate Earnings Last Fiscal Year(3) ($)	Aggregate Distributions Last Fiscal Year(4) ($)	Aggregate Balance Last Fiscal Year ($)
Michael J. Ward	-	-	$3,710,493	$246,832	$15,406,105
Oscar Munoz	$29,400	$17,150	$56,642	-	$1,377,859
Fredrik J. Eliasson	$17,400	$10,150	$1,228	-	$53,213
Clarence W. Gooden	$23,400	$13,650	$56,573	-	$428,707
Ellen M. Fitzsimmons	$17,400	$10,150	$169,761	$12,372	$940,225
(1)	Executive Contributions Last Fiscal Year—Executive contributions in 2014 under the CSX Executive’s Deferred Compensation Plan are also reported in the Salary column of the Summary Compensation Table.

(2)	Registrant Contributions Last Fiscal Year—Company contributions in 2014 are also reported in the All Other Compensation column of the Summary Compensation Table.

(3)	Aggregate Earnings Last Fiscal Year—Earnings on cash deferrals include the total gains and losses credited in 2014 based on the hypothetical investment of those amounts in the manner described below. Earnings on stock deferrals reflect the difference between the closing stock price at the end of 2013 and 2014, plus any dividends credited in 2014.

(4)	Aggregate Distributions Last Fiscal Year—Mr. Ward’s and Ms. Fitzsimmons’ distributions are dividends credited in 2014 on deferred stock balances that were paid out in the form of cash.

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COMPENSATION DISCUSSION AND ANALYSIS

Eligible Deferrals

Under the EDCP, participants are entitled to elect to defer up to: (i) 75% of base pay; (ii) 100% of awards payable in cash under CSX’s incentive compensation plans; and (iii) 100% of performance units payable in the form of stock. Participants also are entitled to matching contributions based on the amount of additional matching contributions that the NEO would have received under CSX’s 401(k) plan assuming that: (i) certain Code limits did not apply; and (ii) contributions made under the EDCP were instead made under CSX’s 401(k) plan.

Investment of Deferred Amounts

In accordance with a participant’s individual elections, deferred amounts, other than stock awards, are treated as if they were invested among the investment funds available under the qualified 401(k) plan. Participants may elect to change the investment of deferred amounts, other than deferred stock awards.

Timing and Form of Payments

EDCP participants may elect to receive payment of their deferred amounts, including earnings, upon separation from service, the attainment of a specified date or upon a change-of-control. Participants may elect to receive payment in the form of a lump sum or in semi-annual installments over a number of years not in excess of 20 years.

A participant may apply for accelerated payment of deferred amounts in the event of certain hardships and unforeseeable emergencies. A participant also may elect to receive accelerated distribution of amounts deferred before January 1, 2005 (and earnings thereon) other than for hardship or an unforeseeable emergency, but the participant is required to forfeit a percentage of the amount to be distributed. Under the EDCP, cash deferrals are distributed in the form of cash and deferred stock awards are paid in the form of CSX common stock.

Post-Termination and Change-Of-Control Payments

Do NEOs participate in a severance plan?

The Company covers its NEOs under the same severance plan available to all employees and does not generally provide for any special termination of employment payments or benefits that favor the NEOs. Other than the Change-of-Control Agreements, the Company currently does not have any severance agreements in place with its NEOs that would provide special termination payments or benefits.

Are there any special vesting rules in the event of severance?

No. However, in the case of separation due to retirement, death or disability with respect to pending short-term incentives and equity-based awards, all employees receive a pro-rata award based on the number of months elapsed between the date of grant and the date of separation.

Do the NEOs participate in Change-of-Control Agreements?

Yes. Each of the NEOs participates in a Change-of-Control Agreement providing “double-trigger” benefits (i.e., payments are conditioned upon a change-of-control as well as separation from employment) with a three-year term ending in 2017 unless renewed.

How is change-of-control defined?

Under the agreements described below, a “change-of-control” generally includes any of the following:

•

the acquisition of beneficial ownership of 20% or more of CSX’s outstanding common stock or the combined voting power of CSX’s outstanding voting stock by an individual or group as defined under applicable SEC rules;

•	if individuals, who as of the date of the Change-of-Control Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or

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COMPENSATION DISCUSSION AND ANALYSIS

threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (as defined under applicable SEC rules);

•

a business combination (such as a merger, consolidation or disposition of substantially all of the assets of CSX or its principal subsidiary), excluding business combinations that will not result in a change in the equity and voting interests held in CSX, or a change in the composition of the Board, over a specified percentage; or

•	the liquidation or dissolution of CSX or its principal subsidiary.

Each Change-of-Control Agreement provides for salary and certain benefits to be continued at no less than specified levels generally for a period of up to three years after a change-of-control (the “Employment Period”), and for certain payments and other benefits to be paid or provided by CSX upon an executive’s termination of employment within the Employment Period. No payments have been made to any NEO pursuant to the Change-of-Control Agreements.

What benefits are provided during the employment period where no termination has occurred?

During the Employment Period, CSX is required to:

•

pay the executive an annual base salary that is at least equal to the highest base salary payable to the executive in the 12-month period immediately preceding the Employment Period (although certain reductions in salary that are also applicable to similarly situated peer executives may be permitted);

•

provide the executive with an opportunity to earn an annual incentive at a minimum, target and maximum level that is not less favorable than the executive’s opportunity to earn such annual incentives prior to the Employment

Period (although certain reductions also applicable to similarly situated peer executives may be permitted); and

•

cause the executive to be eligible to participate in incentive, retirement, welfare and other benefit plans and to benefit from paid vacation and other policies of CSX and its affiliates, on a basis not less favorable than the benefits generally available to the executive before the Employment Period (or the benefits generally available to peer executives at any time after the beginning of the Employment Period, whichever is more favorable).

What benefits are provided if the NEO is terminated?

Under the Change-of-Control Agreements, CSX will provide severance payments and other benefits to NEOs upon their termination of employment during the Employment Period. The amount of benefits depends on the reason for termination as discussed below.

Termination Without “Cause,” Resignation for “Good Reason” or “Constructive Termination.” CSX will pay to the executive the severance benefits described below if, during the Employment Period, CSX terminates the executive’s employment without “cause”, the executive resigns for “good reason” or upon a “constructive termination.” An executive whose employment is terminated without “cause” in anticipation of a change-of-control is also entitled to the following benefits.

Cash Severance Payment—A lump sum cash payment equal to the sum of the following:

•	the executive’s accrued pay (unpaid salary and unused vacation) and pro-rated bonus determined using the current target bonus; and

•	2.99 times the sum of the executive’s annual base salary and the executive’s “target bonus” (the Company provides the best-net-benefit meaning that to the extent that an executive would have a higher net benefit if the executive avoided excise taxes due to an excess parachute payment, the Change-of-Control Agreement provides for an automatic downward adjustment to prevent an excess parachute payment).

Medical and Other Welfare Benefits—The equivalent of continued medical and life insurance and other welfare benefit plan coverage for three years after termination of employment at a level at least as favorable as the benefits provided to the executive during the Employment Period (or the benefits then generally available to peer executives, whichever is more favorable).

Outplacement—Outplacement services at a cost to CSX not to exceed $20,000.

Termination for Other Reasons—If the executive’s employment is terminated due to the executive’s death or disability, or voluntarily by the executive, CSX will make a lump sum cash payment equal to the executive’s accrued pay (which includes unpaid base salary and unused vacation). If the executive’s employment is terminated by CSX for “cause,” CSX will pay the executive a lump-sum cash payment of any unpaid portion of his or her annual base salary through the date of termination.

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COMPENSATION DISCUSSION AND ANALYSIS

Definitions:

“Cause” generally refers to: (i) the willful and continued failure of the executive to perform his or her duties to CSX; or (ii) the willful engagement in illegal conduct or gross misconduct that is materially and demonstrably injurious to CSX.

“Constructive termination” applies in the case of a business combination subject to the approval of the Surface Transportation Board, and refers to the occurrence of any of the following during the portion of the Employment Period prior to that agency’s final decision:

•	the substantial diminution of the executive’s duties or responsibilities;

•

a reduction in compensation payable during the Employment Period (other than a reduction in incentive opportunities, benefits and perquisites where the executive’s peer executives suffer a comparable reduction);

•	CSX’s requiring the executive to be based more than 35 miles from his or her location or to travel on business to a materially greater extent than before; or
•	any purported termination by CSX of the executive’s employment other than for “cause.”

“Disability” generally refers to the executive’s absence from duties for 180 consecutive business days as a result of total and permanent mental or physical illness.

“Good reason” generally refers to the occurrence of any of the following:

•	the assignment to the executive of duties inconsistent with, or a diminution of, his or her position, authority, duties or responsibilities;

•	any failure of CSX to comply with its compensation obligations during the Employment Period;

•	CSX’s requiring the executive to be based more than 35 miles from his or her location or to travel on business to a materially greater extent than before;

•	any purported termination by CSX of the executive’s employment other than as permitted by the Change-of-Control Agreements; or

•	any failure of CSX to require a successor to assume the Change-of-Control Agreement.

Potential Payouts Under Change-of-Control Agreements

The following table presents the severance benefits to which each of the NEOs would be entitled as of December 26, 2014 under his or her Change-of-Control Agreement upon the hypothetical termination of employment following a change-of-control: (i) by CSX other than for “cause” or “disability”; (ii) by the executive for “good reason”; or (iii) upon a “constructive termination.” A change-of-control would not result in retirement benefit increases or excise tax gross ups. Further, the pro-rata bonus payment would be based on target bonus instead of the highest annual bonus.

Name	Severance(1)	Pro-rata Bonus Payment(2)	Equity(3)	Welfare Benefit Values(4)	Outplacement(5)	Aggregate Payments
Michael J. Ward	$7,893,600	$1,440,000	$32,612,372	$52,326	$20,000	$42,018,298
Oscar Munoz	$4,260,750	$675,000	$9,972,632	$60,552	$20,000	$14,988,934
Fredrik J. Eliasson	$3,124,550	$495,000	$9,066,965	$57,978	$20,000	$12,764,493
Clarence W. Gooden	$3,692,650	$585,000	$9,913,283	$41,094	$20,000	$14,252,027
Ellen M. Fitzsimmons	$2,960,100	$440,000	$6,847,678	$58,493	$20,000	$10,326,271
(1)	Severance—Severance payment equal to 2.99 times the sum of the executive’s annual base salary at the time of the termination and the “target bonus.”

(2)	Pro-rata Target Bonus Payment—The “target bonus” pro-rated for the number of days in the calendar year prior to a hypothetical termination of employment as of December 26, 2014.

(3)	Equity—Full LTIP payout based on 100% attainment of target levels under the 2012-2014, 2013-2015 and 2014-2016 LTIP cycles, as well as payout based on full vesting of outstanding RSUs and restricted stock awards as of December 26, 2014, at a stock price of $36.68.

(4)	Welfare Benefit Values—Estimated values associated with the continuation of medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance for three years post-termination following a change-of-control.

(5)	Outplacement—Executive is provided with outplacement services not to exceed $20,000.

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COMPENSATION DISCUSSION AND ANALYSIS

Does the Company provide tax gross-ups for excess parachute payments?

No. The Company does not provide gross-up payments for excess parachute excise taxes.

Is there a confidentiality clause in the Change-of-Control Agreements?

Yes. Each of the Change-of-Control Agreements requires the NEO to keep confidential any proprietary information or data relating to CSX and its affiliates. After termination of employment, an executive may not disclose confidential information without prior written permission from CSX.

Are there any other “change-of-control” rights available to the NEOs other than those contained in the executives’ Change-of-Control Agreements?

Yes. Pursuant to the terms of the Stock Plan, in the event of a change-of-control combined with involuntary employment termination, equity awards are impacted as follows:

•	Performance grants at target levels and RSUs are payable immediately in cash; and

•	Restricted stock immediately vests.

What is the impact of a change-of-control on deferred compensation and retirement plan benefits?

In accordance with the terms of the EDCP, distribution of the entire account balance shall be made to participants upon a change-of-control unless the individual participant elects otherwise. As discussed in the narrative accompanying the Pension Benefits Table, the Special Retirement Plan also contains certain change-of-control provisions.

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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and on the discussion described above, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Steven T. Halverson, Chair

Donna M. Alvarado

Edward J. Kelly, III

Donald J. Shepard

J. Steven Whisler

Jacksonville, Florida

February 10, 2015

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ITEM 3:	ADVISORY VOTE TO APPROVE THE COMPENSATION OF CSX’S NAMED EXECUTIVE OFFICERS

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, CSX is providing shareholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs, which is described in the CD&A section, the accompanying compensation tables and the related narrative disclosures in this Proxy Statement. Accordingly, the following resolution will be submitted for a shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of CSX Corporation (the “Company”) approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Proxy Statement.”

As described in the CD&A, the Company’s executive compensation program is designed to align executive pay with the Company’s financial performance and the creation of sustainable long-term shareholder value. The compensation program is structured to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short-term and long-term strategic goals. In order to align executive pay with the Company’s financial performance and the creation of sustainable shareholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based long-term equity incentive awards. The Company makes compensation payout decisions based on an assessment of the Company’s performance as well as the performance of each executive against goals that promote CSX’s success by focusing on shareholders, customers, employees and the communities in which we operate.

Shareholders are urged to read the CD&A, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement, which more thoroughly discuss the Company’s compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing the Company’s overall pay-for-performance compensation philosophy.

While this advisory vote is required by law, it will neither be binding on the Company, the Compensation Committee or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duties on, the Company or the Board. The Board and the Compensation Committee, which is comprised entirely of independent directors, will consider the outcome of the vote when developing future executive compensation programs.

The Company currently intends to hold the next advisory (non-binding) vote to approve the Company’s NEOS’ compensation at its 2016 Annual Meeting of Shareholders, unless the Board modifies its policy of holding an advisory (non-binding) vote to approve the compensation of the Company’s NEOs on an annual basis.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

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ITEM 4:	PROPOSAL TO RE-APPROVE THE PERFORMANCE MEASURES UNDER THE 2010 CSX STOCK AND INCENTIVE AWARD PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

Our shareholders are being asked to reapprove the material terms of the performance goals under the 2010 CSX Stock and Incentive Award Plan, restated as of May 5, 2010 (the “Plan”), so that certain incentive awards granted under the Plan may qualify as exempt performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The purpose of the Plan is to allow the award of incentives to attract, motivate and retain highly qualified employees, and to further the long-term stability and financial success of our business.

Purpose of the Proposal

The Plan was approved by shareholders in 2010 and we are now seeking re-approval only with respect to the material terms of the performance goals under the Plan (as described below) so that incentive awards granted under the Plan to certain of our management employees may be eligible to qualify as deductible performance-based compensation under Section 162(m) of the Code to the extent that the Compensation Committee intends to design these awards to meet the applicable qualifications. We are not seeking approval of any additional shares for issuance under the Plan. We are not asking our shareholders to approve any changes to the material terms of the performance goals or any other terms of the Plan at this time.

Under Code Section 162(m), the federal income tax deductibility of compensation may be limited to the extent such compensation exceeds $1 million in any taxable year for any of our CEO and the next three most highly compensated executive officers (other than our CFO) employed by us on the last day of our taxable year, based on total compensation for the relevant taxable year. Those officers for the 2014 tax year are listed in the Summary Compensation. However, we may deduct compensation paid to these executive officers in excess of $1 million if it qualifies as “performance-based compensation” as defined in Code Section 162(m). In order for a Plan award to qualify as performance-based compensation, among other things, the material terms of the performance goals under the Plan must be disclosed to and reapproved by shareholders no later than the first meeting of shareholders that occurs in the fifth year following the shareholders’ previous approval of such terms. The material terms of performance goals under the Plan were last approved in 2010, and the Company is seeking re-approval of the performance goals at this year’s annual meeting.

Under Code Section 162(m) regulations, the material terms of the performance goals for performance-based compensation that may be awarded under the Plan are: the class of eligible persons who may receive compensation under the Plan, the business criteria which may be used to establish and measure the performance goals applicable to performance awards and the maximum amount of compensation that may be awarded to a participant under the Plan. The material terms of the performance goals under the Plan are described below under “Eligibility,” “Stock Subject to the Plan,” and “Terms of Awards.” The business criteria that may be used for performance awards are specified under “Performance Grants” below.

Our presentation of the material terms of the performance goals for performance-based awards for re-approval should not be viewed as a guarantee that we can or will seek to deduct all compensation under the Plan. Although re-approval of the performance goals is required for compensation to qualify as “performance-based compensation” under Code Section 162(m), not all Plan awards or other compensation approved by the Committee are intended to qualify, or if intended to qualify, will qualify as “performance-based compensation” or otherwise be deductible. Further, because of the fact-based nature of the performance-based compensation exception under Code Section 162(m) and the limited availability of formal guidance thereunder, CSX cannot guarantee that the awards intended to qualify as “performance-based compensation” under the Plan will qualify for the “performance-based compensation” exception under Code Section 162(m). The Company reserves the flexibility to make or administer Plan awards and other compensation that does not qualify for tax deductibility under Code Section 162(m).

The Board recommends that shareholders reapprove the material terms of the performance goals under the Plan. If the requisite shareholder approval of the performance goals is not obtained, we may continue to grant awards under the Plan in accordance with its current terms, including non-deductible awards that no longer qualify as “performance-based compensation” under Code Section 162(m). Even if this proposal is approved by our shareholders, there are additional requirements that must be satisfied for performance-based awards under the Plan to be fully deductible under Code Section 162(m).

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ITEM 4: PROPOSAL TO RE-APPROVE THE PERFORMANCE MEASURES UNDER THE 2010 CSX STOCK AND INCENTIVE AWARD PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

The following sections summarize the material terms of performance goals and other material terms of the Plan. These sections are qualified in their entirety by the full text of the Plan, which is included in Appendix A to this proxy statement.

Description of the Plan:

Types of Awards

The Plan allows the Compensation Committee (or its delegate) discretion and authority to issue stock and to award stock options, restricted stock, restricted stock units, performance grants, stock appreciation rights and dividend equivalents (collectively, “Incentive Awards”) to selected management employees of CSX and its subsidiaries, or affiliates. Compensation payable to Board members (“Directors”) in the form of stock will also be paid from the Plan.

Eligibility

All employees of the Company, its subsidiaries and its affiliates, are eligible to receive Incentive Awards under the Plan, including our executive officers and the management personnel and staff and line employees of the Company and its affiliated entities. In addition, Directors are eligible to receive stock under the Plan within the limits of the directors’ compensation program described herein.

Administration

The Compensation Committee administers the Plan. Each member of the Compensation Committee, which for purposes of Code Section 162(m) must have at least two members, must: (i) meet the standards of independence necessary to be classified as an “outside director” for purposes of Code Section 162(m); (ii) be a non-employee director for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended; and (iii) meet the applicable stock exchange rules. Subject to the terms of the Plan, the Compensation Committee has plenary authority and discretion to select the individuals to whom Incentive Awards may be granted, to determine the time or times of payment of Incentive Awards, to determine and establish the terms, conditions, performance goals, restrictions and other provisions of Incentive Awards. The Compensation Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Incentive Award made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Compensation Committee and any decision made by it under the Plan is final and binding on all persons. The Compensation Committee may delegate to any individual or group employed by CSX or its subsidiaries the authority to grant stock awards as long as no individual award has a fair market value in excess of $500,000 on the date of grant. In the case of stock awards to Directors, the Governance Committee administers the Plan.

Stock Subject to the Plan

The Board has reserved a total of 14 million shares of common stock for issuance under the Plan. If an Incentive Award expires or terminates unexercised or is forfeited, or if any shares are surrendered to CSX in connection with an Incentive Award issued under the Plan, the shares subject to such awards and the surrendered shares will become available for further awards under the Plan.

Shares may be issued under the Plan in settlement, substitution or assumption of stock options, stock appreciation rights, stock awards, performance shares, phantom stock or similar equity or equity-based awards (or the right to receive such awards in the future) in connection with an acquisition of an entity by CSX, its subsidiaries or affiliates. Any such shares issued or issuable under such Incentive Awards will not reduce the number of shares of CSX stock authorized for issuance under the Plan. In addition, the number of shares subject to the Plan (and the number of shares and terms of any Incentive Award and the share limitations on Incentive Awards described below) will be adjusted in the event of any change in the outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

The Plan places limits on the maximum amount of awards, and types thereof, that may be granted to any participant during specified time periods. Under the Plan:

•	No more than 1,200,000 shares may be granted as Incentive Awards (other than options and stock appreciation rights), or paid thereunder to an individual participant during any 36-month period.

•

No participant may be granted options and stock appreciation rights in any calendar year equal to more than 1,000,000 shares. Related options and stock appreciation rights shall be treated as a single Incentive Award for purposes of the preceding sentence.

Stock Options. The Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the Plan entitle the grantee, upon exercise, to purchase a specified number of shares from CSX at a specified exercise price per share. The Compensation Committee determines the period of time during which an option may be exercised, as well as any vesting schedule, except that no option may be exercised more than 10 years after the date of grant. The exercise price for shares of common stock covered by an option cannot be less than 100% of the fair market value of the common stock on the date of grant.

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ITEM 4: PROPOSAL TO RE-APPROVE THE PERFORMANCE MEASURES UNDER THE 2010 CSX STOCK AND INCENTIVE AWARD PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

Under the Plan, a participant may not surrender an option for the grant of a new option with a lower exercise price. In addition, if a participant’s option is cancelled before its termination date, the participant may not receive another option within six months of the cancellation date unless the exercise price of the new option equals or exceeds the exercise price of the cancelled option.

Restricted Stock. The Plan also authorizes the grant of restricted stock on terms and conditions established by the Compensation Committee, which may include performance conditions. The terms and conditions will include the designation of a restriction period during which the shares are not transferable and are subject to forfeiture. In general, the minimum restriction period applicable to any award of restricted stock that is not subject to the achievement of one or more performance standards is three years from the date of grant. The minimum restriction period for any award of restricted stock that is subject to one or more performance standards is one year from the date of grant.

Restricted Stock Units. RSUs may be granted subject to terms and conditions, including the achievement of one or more performance standards, as determined by the Compensation Committee. In the case of RSUs, no shares are issued at the time of grant. Rather, upon the lapse of any applicable restriction, an RSU entitles a participant to receive shares of common stock or a cash amount equal to the fair market value of a share of common stock on the date the restrictions lapse. The requirements with respect to restriction periods for RSUs are the same as those for restricted stock awards.

Performance Grants. The Plan allows the Compensation Committee to make performance grants to any employee of CSX or its subsidiaries that are intended to comply with Code Section 162(m). Each performance grant will contain performance goals for the award established by the Compensation Committee for each such performance grant, including the performance criteria, the target and maximum amounts payable, and other terms and conditions. Performance criteria may include the following business criteria: return on invested capital; free cash flow; economic value added (net operating profit after tax less cost of capital); total shareholder return; operating ratio; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding non-recurring items); earnings per share before extraordinary items; income from operations (including or excluding non-recurring items); income from operations compared to capital spending; net income (including or excluding non-recurring items, extraordinary items and/or the accumulative effect of accounting changes); net sales; price per share of common stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; and sales volume.

Any performance criteria may apply to the Company as a whole or any subsidiary, affiliate or business unit and may be expressed as an absolute or relative measure compared to other enterprises or benchmarks. The criteria and the measurement methodologies for any performance grant or program of performance grants will be determined by the Compensation Committee.

The Compensation Committee will make all determinations regarding the achievement of performance goals. Actual payments to a participant under a performance grant will be calculated by applying the achievement of performance criteria to the performance goal. Performance grants will be payable in cash, shares of common stock or a combination of cash and shares of common stock (based on the fair market value of the shares earned under the performance grant and subject to the applicable share limits). The Compensation Committee may reduce or eliminate, but not increase the payments except as provided in the performance grant.

Stock Awards. The Plan authorizes the making of stock awards. Under the Plan, the Compensation Committee is authorized to establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

Stock Appreciation Rights. The Compensation Committee has the authority to grant stock appreciation rights (“SARs”) under the Plan. Subject to the terms of the award, SARs entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR. Such distributions are payable in cash or shares of common stock, or a combination thereof, as determined by the Compensation Committee. SARs may have no more than a 10-year term. Restrictions on replacement SARs, similar to options, also apply.

Dividend Equivalents. The Plan authorizes grants of dividend equivalents to any participant either in combination with, or separately from, incentive awards. A dividend equivalent permits the participant to receive payments equivalent to the dividends paid on the common stock. Dividend equivalents are payable in cash or shares of common stock, or a combination thereof, as determined by the Compensation Committee.

Plan Awards

As noted, this proposal is requesting shareholders’ approval only as relates to the material terms of the performance goals under the Plan and the Company may continue to operate the Plan and grant Incentive Awards under the Plan in the amounts and designs determined by the Compensation Committee to provide incentives to eligible service providers for the remaining term of the Plan whether

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ITEM 4: PROPOSAL TO RE-APPROVE THE PERFORMANCE MEASURES UNDER THE 2010 CSX STOCK AND INCENTIVE AWARD PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

or not the current proposal is approved by shareholders. No outstanding Incentive Awards are subject to shareholder approval and future Incentive Awards will be made at the Compensation Committee’s discretion, whether or not shareholder approval of this proposal is obtained, which awards, if granted, may in certain instances not be fully tax deductible by CSX.

As of the Record Date, the total potential dilution to our outstanding common shares inherent in the shares authorized for Incentive Awards under the Plan, including Incentive Awards then outstanding and the then remaining 34 million shares available for future Incentive Awards under the Plan is 3.7%. The historic annual dilution based on the aggregate Incentive Awards made under the Plan in the last three years is 0.2%. The CD&A section of this proxy statement reflects the Incentive Awards granted to our NEOs in 2014 for the forward-looking period of 2014 through 2016. In the first quarter of 2015 we granted Incentive Awards for the forward-looking period of 2015 through 2017 to these NEOs collectively comprising 347,514 performance units and 115,838 RSUs. The foregoing data is offered for informational purposes. Because our Compensation Committee has discretion to grant future awards of a design and amount determined in its discretion, (i) this data may be of limited relevance to shareholders’ consideration and voting on this proposal and (ii) it is not possible at present to specify the persons to whom Incentive Awards will be granted in the future or the amounts and types of individual grants. However, it is anticipated that, among others, all of our current executive officers, including our named executive officers, will receive Incentive Awards under the Plan. Accordingly, a new plan benefits table is not required or provided as part of this proposal.

Change in Control

Upon termination of employment by the Company without cause or by the participant with good reason, within three years of a change in control event, all performance grants are vested and paid out in cash at target value. Stock options and SARs will be cancelled in exchange for a single sum cash payment equal to the excess of the stock price over the option strike price or SAR initial value price. Restricted stock conditions will be deemed met and the stock will be transferred. RSU conditions are also deemed met and will be paid in cash as well as any unpaid dividend equivalents.

Duration, Amendment and Termination

The Plan will automatically terminate on May 4, 2020. However, the Board may amend, suspend, or terminate the Plan at any time except that no change may be made to the Plan that: (i) increases the total number of shares of common stock reserved for issuance under the plan, or reduces the minimum exercise price for options unless such change is authorized by the shareholders of CSX; or

(ii) adversely impacts a pending Incentive Award (other than a performance grant) without participant consent. Further, in the event of a change in control, no termination or amendment, or suspension that adversely impacts any pending Incentive Award is permitted without participant consent.

Restrictions on Transfer; Deferral

Except as otherwise permitted by the Compensation Committee and provided in the Incentive Award, Incentive Awards may not be transferred or exercised by another person except by will or by the laws of descent and distribution. Except with respect to options and SARs, the Compensation Committee may permit participants to elect to defer the issuance of common stock or the settlement of awards in cash under a Company deferral plan.

Federal Income Tax Information

The following is a general summary of the current U.S. federal income tax treatment of Incentive Awards, which are authorized to be granted under the Plan, based upon the applicable provisions of the Code and regulations promulgated thereunder, as of the date of this proxy statement. The rules governing the tax treatment of such awards are technical, so the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances.

Although CSX intends to administer the Plan so that Incentive Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code (as discussed below), CSX does not warrant that any Incentive Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or foreign law. CSX shall not be liable to any participant for any tax, interest or penalties that a participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan. Finally, this discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options. A participant will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an incentive

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ITEM 4: PROPOSAL TO RE-APPROVE THE PERFORMANCE MEASURES UNDER THE 2010 CSX STOCK AND INCENTIVE AWARD PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonqualified Stock Options, SARs, RSUs, Performance Grants, Stock Awards, and Dividend Equivalents. A participant generally is not required to recognize income on the grant of a nonqualified stock option, SARs, RSUs, a performance grant, a stock award, or dividend equivalents. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised, or in the case of RSUs, performance grants, stock awards, and dividend equivalents, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized: (i) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price; (ii) in the case of SARs, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts; and (iii) in the case of RSUs, performance grants, stock awards, and dividend equivalents, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

Restricted Stock. Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Code (“Section 83(b) Election”) as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e., become transferable or no longer subject to forfeiture), the participant [generally] will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a participant makes a Section 83(b) Election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), SARs, restricted stock, RSUs, performance grants, stock awards, and dividend equivalents, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

Parachute Payments. Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such parachute payments under Code Section 280G. The Compensation Committee has in the past, and may in the future, make awards as to which the vesting thereof is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain Company employees.

Performance-Based Compensation. Subject to certain exceptions, Code Section 162(m) disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Plan allows the Compensation Committee to design awards of stock options, SARs, and performance grants that are intended to qualify under an exception to the deduction limit of Code Section 162(m) for “performance-based compensation.” The ability of these grants made after the date of the Company’s 2016 annual shareholders meeting to qualify as “performance-based compensation” for Code Section 162(m) purposes requires shareholders to reapprove of the material terms of the performance goals under the Plan before that date, among other requirements. Accordingly, we are seeking re-approval of the material terms of the performance goals in advance of this date under this proposal.

Accounting Treatment

Under present accounting rules, the grant of options will result in a charge against CSX’s earnings, based upon the fair market value of the option at the date of the grant, over the vesting period of the option. Stock and stock unit grants result in a charge against CSX earnings based on the grant date price of the awards given. The charge will be recognized over the vesting period of the award, if applicable. The excess, if any, from time to time of the fair market value of the common stock subject to SARs, over

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ITEM 4: PROPOSAL TO RE-APPROVE THE PERFORMANCE MEASURES UNDER THE 2010 CSX STOCK AND INCENTIVE AWARD PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

the exercise price of the SARs, will result in a charge against CSX’s earnings. The amount of the charge will increase or decrease based on changes in the market value of the common stock and will decrease to the extent SARs are cancelled. CSX has not issued any SARs to date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

  2015 Proxy Statement    67

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 6, 2015, the beneficial ownership of the Company’s common stock by each director, director nominee, NEO and the directors and executive officers of the Company as a group. The business address of each of the Company’s directors and executive officers is CSX Corporation, 500 Water Street, Jacksonville, FL 32202.

Name of Beneficial Owner(1)	Amount of Beneficial Ownership(2)	Percent of Class(3)
Donna M. Alvarado	96,738	*
John B. Breaux	163,473	*
Pamela L. Carter	26,927	*
Steven T. Halverson	99,290	*
Edward J. Kelly, III	183,827	*
Gilbert H. Lamphere	191,757	*
John D. McPherson	80,819	*
David M. Moffett	—	*
Timothy T. O’Toole	76,462	*
David M. Ratcliffe	213,829	*
Donald J. Shepard	245,449	*
J. Steven Whisler	25,314	*
Michael J. Ward(4)	691,077	*
Oscar Munoz(5)	428,272	*
Fredrik J. Eliasson(6)	33,693	*
Clarence W. Gooden(7)	455,905	*
Ellen M. Fitzsimmons(8)	334,783	*
All current executive officers and directors as a group (a total of 20)(10)	2,186,388	*
1)	Except as otherwise noted, the persons listed have sole voting power as to all shares reported, including shares held in trust under certain deferred compensation plans, and also have investment power except with respect to certain shares held in trust under deferred compensation plans, investment of which is governed by the terms of the trust.

2)	There were no options outstanding as of December 26, 2014.

3)	Based on 991,590,969 shares outstanding on March 6, 2015. An asterisk (*) indicates that ownership is less than 1% of class.

4)	The ownership of Mr. Ward excludes 69,220 restricted stock units vesting in May 2015; 74,722 restricted stock units vesting in May 2016; 62,322 restricted stock units vesting in May 2017; and 64,048 shares of restricted stock vesting in May 2016.

5)	The ownership of Mr. Munoz excludes 23,073 restricted stock units vesting in May 2015; 21,349 restricted stock units vesting in May 2016; 17,806 restricted stock units vesting in May 2017; and 22,967 shares of restricted stock vesting in February 2017.

6)	The ownership of Mr. Eliasson excludes 17,305 restricted stock units vesting in May 2015; 21,349 restricted stock units vesting in May 2016; 17,806 restricted stock units vesting in May 2017; and 21,349 shares of restricted stock vesting in May 2018.

7)	The ownership of Mr. Gooden includes 164,274 shares held in a family member’s trust over which he has voting and investment power. It excludes 23,073 restricted stock units vesting in May 2015; 21,349 restricted stock units vesting in May 2016; 17,806 restricted stock units vesting in May 2017; and 21,349 shares of restricted stock vesting in May 2016.

8)	The ownership of Ms. Fitzsimmons excludes 17,305 restricted stock units vesting in May 2015; 16,012 restricted stock units vesting in May 2016; and 13,355 restricted stock units vesting in May 2017.

9)	Excludes 607,126 unvested shares of restricted stock and restricted stock units.

68       2015 Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of CSX common stock as of March 6, 2015 for each person known to us to be the beneficial owner of more than 5% of the outstanding shares of CSX common stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Capital Research Global Investors(1) 333 South Hope Street Los Angeles, CA 90071	87,716,051	8.5%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	59,193,831	5.9%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	51,324,155	5.13%
(1)	As disclosed in its Schedule 13G/A filed on February 13, 2015.

(2)	As disclosed in its Schedule 13G filed on February 6, 2015.

(3)	As disclosed in its Schedule 13G filed on February 10, 2015.

  2015 Proxy Statement    69

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about the Company’s equity compensation plans as of December 26, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1) (in thousands)
Equity compensation plans approved by security holders	—	$—	34,481
Equity compensation plans not approved by security holders	—	—	—
TOTAL	—	$—	34,481
(1)	The number of shares remaining available for future issuance under plans approved by shareholders includes 34,481,420 shares available for grant in the form of stock options, performance grants, restricted stock, stock appreciation rights and stock awards pursuant to the 2010 CSX Stock and Incentive Award Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and any certain persons owning more than 10% of the Company’s common stock, to file certain reports of ownership and changes in ownership with the SEC. Based solely on its review of the copies of Forms 3, 4 and 5, the Company believes that all reports required to be filed under Section 16(a) were made on a timely basis with respect to transactions that occurred during fiscal 2014 with the exceptions noted below.

As a result of an administrative oversight by the Company, Michael J. Ward, Oscar Munoz, Clarence W.

Gooden, Carolyn T. Sizemore, David M. Ratcliffe and Donald J. Shepard did not file timely Forms 4 relating to cash compensation that was deferred under the Company’s deferred compensation plans and subsequently invested in a fund that tracks the price of CSX common stock, and which is deemed a derivative security for Section 16 reporting purposes. Each of these individuals subsequently amended previously filed Form 4s with respect to such transactions. Each of these cash deferrals occurred prior to 2007 and are payable only in cash.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC’s rules permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

As in prior years, a number of brokers with account holders who are CSX shareholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to CSX shareholders, a single Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

If you are a registered shareholder and currently participate in householding and wish to receive a separate copy of the proxy materials, or if you would like to opt out of householding for future deliveries of your annual proxy materials, please contact us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202, or by telephone at (904) 366-4242. If a separate copy of this Proxy Statement and the 2014 Annual Report on Form 10-K is requested for the Annual Meeting, it will be mailed promptly following receipt of the request.

70       2015 Proxy Statement

“HOUSEHOLDING” OF PROXY MATERIALS

A street name shareholder who received a copy of the proxy materials at a shared address may request a separate copy of the Proxy Statement and the 2014 Annual Report on Form 10-K by contacting us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, FL 32202, or by telephone at (904) 366-4242.

Street name shareholders sharing an address who received multiple copies of the annual proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request. If you would like to opt out of householding for future deliveries of your annual proxy materials, please contact your broker, bank or other nominee.

  2015 Proxy Statement    71

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting to be Held on May 6, 2015. This Proxy Statement and 2014 Annual Report on Form 10-K are available at www.proxyvote.com.

As permitted by rules adopted by the SEC, we are making our proxy materials available to our shareholders electronically via the Internet. We have mailed many of our shareholders a Notice containing instructions on how to access this Proxy Statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your voting instructions over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Annual Report on Form 10-K

Our 2014 Annual Report (without exhibits) is available on www.csx.com. Our 2014 Annual Report (with exhibits) is also available on the website maintained by the SEC (www.sec.gov). The information on or accessible through our website is not part of this Proxy Statement. You may submit a request for a printed version of the 2014 Annual Report in one of the following manners:

•	Send your request by mail to CSX Corporation, Investor Relations, 500 Water Street, Jacksonville, Florida 32202; or

•	Call CSX Investor Relations at (904) 366-5353.

March 25, 2015

By Order of the Board of Directors

Ellen M. Fitzsimmons

Executive Vice President-Law and Public Affairs

General Counsel and Corporate Secretary

72       2015 Proxy Statement

APPENDIX A

CSX Stock and Incentive Award Plan

Effective May 5, 2010

1.	Purpose. The primary purpose of the CSX Stock and Incentive Award Plan (the “Plan”) is to further the long term stability and financial success of CSX, its Subsidiaries, and Affiliates by providing a program to reward selected employees with Company Stock and Incentive Awards. The CSX Board believes that such awards incentivize employees to remain with CSX, encourage superior quality work and further align the interests of CSX employees, Directors and shareholders. The Plan also provides a source of shares of Company Stock that may be used to compensate individuals serving on the CSX Board.

2.	Definitions. As used in the Plan, the following terms have the indicated meanings:

(a)	“Affiliate” means a corporation, partnership or entity other than a Subsidiary in which CSX or a Subsidiary directly or indirectly owns an interest.

(b)	“Applicable Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that an Employer is required to withhold in connection with any Incentive Award.

(c)	“Board” means the Board of Directors of CSX Corporation.

(d)	“Cause” means: (i) an act of personal dishonesty by a Participant resulting in substantial personal enrichment of the Participant at the expense of CSX, a Subsidiary or Affiliate; (ii) a violation of a Participant’s management responsibilities which is demonstrably willful and deliberate on the Participant’s part and which is not remedied in a reasonable period of time after receipt of written notice from the Employer; (iii) the conviction of the Participant of, or a plea of guilty or nolo contendre to, a felony involving moral turpitude; (iv) a significant act involving moral turpitude that adversely affects the reputation or business of CSX, a Subsidiary or Affiliate; or (v) a violation of CSX’s code of ethics.

(e)	“Change in Control” means the occurrence of any of the following:

(i)	Stock Acquisition. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (A) the then outstanding shares of common stock of CSX (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then outstanding voting securities of CSX entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control: (A) any acquisition directly from CSX; (B) any acquisition by CSX; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by CSX or any corporation controlled by CSX; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(e); or

(ii)	Board Composition. Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director after such date whose election or nomination for election by CSX’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Business Combination. An actual change in ownership of Outstanding Company Common Stock, Outstanding Company Voting Securities, and/or assets of CSX or CSX Transportation, Inc. by reason of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of CSX or CSX Transportation, Inc. that is not subject, as a matter of law or contract, to approval by the Surface Transportation Board or any successor agency or regulatory body having jurisdiction over such transactions (the “STB”) (a “Business Combination”), in each case, unless, following such Business Combination:

(A)

all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns CSX or CSX Transportation, Inc. or all or substantially all

  2015 Proxy Statement    A-1

APPENDIX A

of the assets of CSX or CSX Transportation, Inc. either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(B)	no Person (excluding a corporation resulting from such Business Combination or an employee benefit plan (or related trust) of CSX or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

(C)	at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

(iv)	Regulated Business Combination. An actual change in ownership of Outstanding Company Common Stock, Outstanding Company Voting Securities, and/or assets of CSX or CSX Transportation, Inc. by reason of a Business Combination that is subject, as a matter of law or contract, to approval by the STB (a “Regulated Business Combination”) unless such Business Combination complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(e); or

(v)	Liquidation or Dissolution. Approval by the shareholders of CSX of a complete liquidation or dissolution of CSX or CSX Transportation, Inc.

(f)	“Code” means the Internal Revenue Code of 1986, as amended.

(g)	“Committee” means the Compensation Committee of the Board or its successor, provided that, if any member of the Compensation Committee does not qualify as both an outside director for purposes of Code Section 162(m) and a non-employee director for purposes of Rule 16b-3, the remaining members of the Compensation Committee (but not less than two members) shall constitute a subcommittee of the Compensation Committee to act as the Committee under the Plan. With respect to Stock Awards to be granted to Directors, the term “Committee” means the Governance Committee of the Board.

(h)	“Company Stock” means common stock, $1.00 par value, of CSX. In the event of a change in the capital structure of CSX affecting the common stock (as provided in Section 18), the shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

(i)	“Covered Employee” means a Participant who the Committee determines is or may become a covered employee within the meaning of Code Section 162(m) during the performance period for a Performance Grant.

(j)	“CSX” means CSX Corporation.

(k)	“Date of Grant” means the date on which the Committee grants an Incentive Award.

(l)	“Director” means a member of the Board.

(m)	“Dividend Equivalent” means a right awarded under Section 11.

(n)	“Divisive Transaction” means a transaction other than a Change in Control in which the Participant’s Employer (other than CSX) ceases to be a Subsidiary, or Affiliate or a sale of substantially all of the assets of a Subsidiary or Affiliate.

(o)	“Employer” means CSX and each Subsidiary or Affiliate that employs one or more Participants.

(p)	“Fair Market Value or FMV” means the closing price of a share of a publicly traded security on any recognized exchange on the date of reference.

(q)	“Good Reason,” as to any Participant, means (i) a material reduction in the Participant’s compensation or employment related benefits (other than across-the-board reductions that affect management employees generally); (ii) a material diminution of the Participant’s status, title(s), office(s), working conditions, or management responsibilities (other than changes in reporting or management responsibilities required by applicable federal or state law); or (iii) a change in the location of Participant’s place of employment of more than 30 miles without the Participant’s consent. A Participant’s resignation shall not be with Good Reason unless the Participant gives the Employer written notice of the purported existence of Good Reason and the Employer fails to cure or remedy the condition within thirty (30) days after the Participant’s notice.

(r)	“Incentive Award” means, a Stock Award, Performance Grant or the award of Restricted Stock, an Option, a Restricted Stock Unit, a Stock Appreciation Right, or a Dividend Equivalent under the Plan.

(s)	“Incentive Stock Option” means an Option that qualifies for favorable federal income tax treatment under Code Section 422.

(t)	“Initial Value” means the amount prescribed by the Committee for purposes of determining the amount payable upon the exercise of a Stock Appreciation Right. The Initial Value cannot be less than 100% of the FMV of the underlying Company Stock on the Date of Grant. If the Committee does not prescribe an Initial Value for a Stock Appreciation Right, the Initial Value shall be 100% of the FMV of the underlying Company Stock on the Date of Grant of the Stock Appreciation Right.

A-2       2015 Proxy Statement

APPENDIX A

(u)	“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(v)	“Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(w)	“Participant” means any employee of CSX, a Subsidiary or an Affiliate or a Director who receives an Incentive Award under the Plan.

(x)	“Performance Criteria” means any of the following performance measures of CSX, a Subsidiary or Affiliate:

Return on invested capital (ROIC); free cash flow; value added (ROIC less cost of capital multiplied by capital); total shareholder return; economic value added (net operating profit after tax less cost of capital); operating ratio (including or excluding nonrecurring items); cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations compared to capital spending; net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); net sales; price per share of Company Stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; and sales volume.

Any Performance Criteria may be used to measure the performance of CSX as a whole or any Subsidiary, Affiliate or business unit of CSX. As determined by the Committee, Performance Criteria shall be derived from the financial statements of CSX, a Subsidiary or Affiliate prepared in accordance with generally accepted accounting principles applied on a consistent basis, or, for Performance Criteria that cannot be so derived, under a methodology established by the Committee prior to the issuance of a Performance Grant that is consistently applied.

(y)	“Performance Goal” means an objectively determinable performance goal established by the Committee with respect to a given Performance Grant that relates to one or more Performance Criteria.

(z)	“Performance Grant” means a type of Incentive Award payable in Company Stock, cash, or a combination of Company Stock and cash that is made pursuant to Section 8.

(aa)	“Restricted Stock” means Company Stock awarded under Section 6.

(bb)	“Restricted Stock Unit” means a right granted to a Participant to receive Company Stock or cash awarded under Section 7.

(cc)	“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the
Exchange Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(dd)	“Stock Appreciation Right” means a right to receive amounts awarded under Section 10.

(ee)	“Stock Award” means an award granted under Section 9.

(ff)	“Subsidiary” means any corporation in which CSX owns stock possessing more than 50 percent of the combined voting power of all classes of stock or which is in a chain of corporations with CSX in which stock possessing more than 50 percent of the combined voting power of all classes of stock is owned by one or more other corporations in the chain.

(gg)	“Substitute Award” means an award granted in connection with a Change in Control that replaces an Incentive Award and that the Committee determines (i) has comparable value to the Incentive Award on the date of replacement, (ii) has comparable terms, conditions, goals and criteria as the Incentive Award, and (iii) comparable liquidity.

(hh)	“Target Payout Level” means the payout level defined as “target” under the terms of the Incentive Award.

3.	Stock.

(a)	Subject to Section 18 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 14 million (14,000,000) shares of Company Stock, which shall be authorized, but unissued shares. To the extent that a Stock Appreciation Right is settled in shares of Company Stock, the Plan’s share authorization shall be reduced by the number of share-settled Stock Appreciation Rights that were exercised (rather than the number of shares issued in settlement of the Stock Appreciation Right). Shares allocable to Incentive Awards granted under the Plan that expire, are forfeited, otherwise terminate unexercised, or are settled in cash may again be awarded as an Incentive Award under the Plan. Shares surrendered by a Participant (actually or by attestation) in connection with an Incentive Award or retained by CSX in payment of Applicable Withholding Taxes shall not increase the number of shares that are available for Incentive Awards under the Plan. Shares of Company Stock may be issued under the Plan and Incentive Awards may be granted under the Plan in settlement, substitution or assumption of stock options, stock appreciation rights, stock awards, performance shares, phantom stock or similar equity or equity-based awards (or the right to receive such awards in the future) in connection with the acquisition of an entity by an Employer. Any shares of Company Stock issued or issuable under such Incentive Awards will not reduce the number of shares of Company Stock authorized for issuance under the Plan.

(b)	No more than 1,200,000 shares may be granted as Incentive Awards (other than Options and Stock

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APPENDIX A

Appreciation Rights), or paid thereunder to an individual Participant during any 36-month period. No Participant may be granted Options and Stock Appreciation Rights in any calendar year exceeding 1,000,000 shares. Related Options and Stock Appreciation Rights shall be treated as a single Incentive Award for purposes of the preceding sentence.

4.	Eligibility.

(a)	All employees of CSX, a Subsidiary, or Affiliate, shall be eligible to receive Incentive Awards under the Plan. Directors shall be eligible to receive Company Stock under the Plan as compensation for service on the Board and its committees. The Committee shall have the power and complete discretion to select eligible employees and Directors to receive Incentive Awards.

(b)	The grant of an Incentive Award shall not obligate an Employer to pay an employee or Director any particular amount of remuneration, to continue the employment of the employee or the service of the Director after the grant or to make further grants to the employee or Director at any time thereafter.

5.	Stock Options.

(a)	The Committee may grant Options to eligible employees. The Committee shall determine the number of shares for which Options are granted, the per share Option exercise price, whether the Options are Incentive Stock Options or Nonqualified Stock Options, and any other terms and conditions to which the Options are subject. The agreement evidencing an Option shall provide that if the Participant is a Named Executive Officer on the date the Option is exercised, then shares acquired on the exercise of the Option cannot be transferred prior to the first anniversary of the exercise of the Option. However, the one-year restriction on transferability shall not apply (i) after the Participant’s termination of employment from CSX and its Affiliates, (ii) to the surrender or exchange (actually or by attestation) of shares to exercise the Option, (iii) to the sale of shares in connection with the exercise of the Option in a “cashless” exercise and “hold” transaction, (iv) to the surrender (actually or by attestation), withholding or sale of shares to satisfy Applicable Withholding Taxes arising on the exercise of the Option, (v) to the sale of such shares in a Change in Control transaction or (vi) to a person or entity that acquires the shares from the Participant by will or the laws of descent and distribution. The term “Named Executive Officer” means an executive officer of CSX for whom disclosure was required in CSX’s most recent filing with the Securities and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K promulgated by the Securities and Exchange Commission.

(b)	The exercise price of shares of Company Stock covered by an Option shall be at least 100 percent of its FMV on the Date of Grant. Except as provided in Section 18, the exercise price of an Option may not be decreased after the Date of Grant. Except as provided in Section 18, a Participant may not surrender an Option in consideration for cash, another Incentive
Award, or the grant of a new Option with a lower exercise price. If a Participant’s Option is cancelled before its expiration date, the Participant may not receive another Option within 6 months of the cancellation unless the exercise price of such Option is no less than the exercise price of the cancelled Option.

(c)	Except in the event of the Participant’s disability, retirement (as defined in the agreement evidencing the Option), death, or a Change in Control, no Option may vest before the third anniversary of the Date of Grant. An Option shall not be exercisable more than 10 years after the Date of Grant. The aggregate FMV, determined at the Date of Grant, of shares of Company Stock for which Incentive Stock Options first become exercisable by a Participant during any calendar year shall not exceed $100,000.

6.	Restricted Stock.

(a)	The Committee may grant Restricted Stock to eligible employees. The Committee shall establish as to each award of Restricted Stock the terms and conditions to which the Restricted Stock is subject, including the period of time before restrictions lapse and the Participant owns the Company Stock (the “Restriction Period”).

(b)	The minimum Restriction Period applicable to any award of Restricted Stock that is not subject to performance standards restricting transfer shall be three years from the Date of Grant. The minimum Restriction Period applicable to any award of Restricted Stock that is subject to performance standards shall be one year from the Date of Grant.

(c)	Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions have lapsed or been removed. The agreement evidencing an award of Restricted Stock shall provide that if the Participant is a Named Executive Officer (as previously defined) on the date the Participant’s interest in the Restricted Stock becomes nonforfeitable, then the shares of Restricted Stock cannot be transferred prior to the first anniversary of the date the Participant’s interest in such Restricted Stock became nonforfeitable. However, the one-year restriction on transferability shall not apply (i) after the Participant’s termination of employment from CSX and its Affiliates, (ii) to the surrender (actually or by attestation), withholding or sale of such shares to satisfy Applicable Withholding Taxes arising on the grant or vesting of the Restricted Stock, (iii) to the sale of such shares in a Change in Control transaction or (iv) to a person or entity that acquires the shares from the Participant by will or the laws of descent and distribution.

7.	Restricted Stock Units.

(a)

The Committee may grant Restricted Stock Units to eligible employees. The Committee shall establish as to each award of Restricted Stock Units the terms and conditions to which the Restricted Stock Units are subject. Upon lapse of the restrictions, a Restricted Stock Unit shall entitle the Participant to receive from CSX a share of Company Stock or a cash amount

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APPENDIX A

equal to the FMV of the Company Stock on the date that the restrictions lapse.

(b)	The minimum Restriction Period applicable to any award of Restricted Stock Units that is not subject to performance standards restricting transfer shall be three years from the Date of Grant. The minimum Restriction Period applicable to any award of Restricted Stock Units that is subject to performance standards shall be one year from the Date of Grant.

8.	Performance Grants.

(a)	The Committee may make Performance Grants to eligible employees. Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and the other terms and conditions of the Performance Grant. As to each Covered Employee, each Performance Grant shall be granted and administered to comply with the requirements of Code Section 162(m).

(b)	The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may increase, but not decrease, Performance Goals during a performance period for a Covered Employee. The Performance Goals for any Performance Grant for a Covered Employee shall be established no later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25 percent of such period.

(c)	The Committee shall establish for each Performance Grant the amount of Company Stock or cash payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. The Committee shall make all determinations regarding the achievement of any Performance Goal. The Committee may not increase the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments except as provided in a Performance Grant.

(d)	The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of Performance Criteria to the Performance Goal. The Committee shall make all calculations of actual payments and shall certify in writing the extent, if any, to which the Performance Goals have been met.

9.	Stock Awards. The Committee may make Stock Awards to eligible employees and Directors. The Committee shall establish the number of shares of Common Stock to be awarded and the terms and conditions applicable to each Stock Award. The Committee will make all determinations regarding the achievement of any performance restriction on a Stock Award. The Common Stock under a Stock Award shall be issued by CSX upon the satisfaction of the terms and conditions of a Stock Award.

10.	Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to eligible employees. The
Committee shall establish as to each Stock Appreciation Right the terms and conditions to which the Stock Appreciation Right are subject. The following provisions apply to all Stock Appreciation Rights:

(a)	A Stock Appreciation Right shall entitle the Participant, upon its exercise, to receive in exchange for each share of Company Stock represented by the exercise of the Stock Appreciation Right, an amount equal to the excess of (x) the FMV of the underlying Company Stock on the date of exercise over (y) the Initial Value of the Stock Appreciation Right.

(b)	Except in the event of the Participant’s disability, retirement (as defined in the agreement evidencing the Stock Appreciation Right), death, or a Change in Control, no Stock Appreciation Right may vest before the third anniversary of the Date of Grant. A Stock Appreciation Right may not be exercised more than 10 years after the Date of Grant. A Stock Appreciation Right may only be exercised at a time when the FMV of the Company Stock covered by the Stock Appreciation Right exceeds its FMV on the Date of Grant. The amount payable upon the exercise of a Stock Appreciation Right may be paid in Company Stock, cash, or a combination of Company Stock or cash as determined by the Committee either at the time of grant or the time of exercise of the Stock Appreciation Right. The agreement evidencing a Stock Appreciation Right shall provide that if the Participant is a Named Executive Officer (as previously defined) on the date the Stock Appreciation Right is exercised, then shares acquired on the exercise of the Stock Appreciation Right cannot be transferred prior to the first anniversary of the exercise of such Stock Appreciation Right. However, the one-year holding restriction shall not apply (i) after the Participant’s termination of employment from CSX and its Affiliates, (ii) to the surrender (actually or by attestation), withholding or sale of shares to satisfy Applicable Withholding Taxes arising on exercise of the Stock Appreciation Right, (iii) to the sale of such shares in a Change in Control transaction, or (iv) to a person or entity that acquires the shares from the Participant by will or the laws of descent and distribution.

(c)

Except as provided in Section 18, the Initial Value of a Stock Appreciation Right may not be decreased after the Date of Grant. Except as provided in Section 18, a Participant may not surrender a Stock Appreciation Right in consideration for the grant of cash, another Incentive Award, or a new Stock Appreciation Right with a lower Initial Value. If a Participant’s Stock Appreciation Right is cancelled before its termination date, the Participant may not receive another Stock Appreciation Right within 6 months of the cancellation unless the Initial Value of such Stock Appreciation Right is no less than the

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APPENDIX A

Initial Value of the cancelled Stock Appreciation Right.

11.	Dividend Equivalents. The Committee may grant Dividend Equivalents to any Participant. The Committee shall establish the terms and conditions to which Dividend Equivalents are subject. Dividend Equivalents may be granted in connection with other Incentive Awards or separately. Under a Dividend Equivalent, a Participant shall be entitled to receive, currently or in the future, payments equivalent to the amount of dividends paid by CSX to holders of Company Stock with respect to the number of Dividend Equivalents held by the Participant; provided, however, that if Dividend Equivalents are granted with another Incentive Award that becomes exercisable or vested or is earned only upon satisfaction of performance restrictions, any amount payable under the Dividend Equivalents shall be paid only when, and to the extent that, the performance restrictions of the related Incentive Award are satisfied (but in no event later than March 15 of the year following the year in which the performance restrictions are satisfied). The Committee may decide to pay a Dividend Equivalent in Company Stock, cash, or a combination thereof at the time a Dividend Equivalent is granted or payable.

12.	Method of Exercise of Options. Options may be exercised by the Participant (or his guardian or personal representative) under procedures established by CSX. Options may be exercised by (i) paying cash, (ii) executing a “cashless” exercise, or (iii) executing a “cashless” exercise and “hold” transaction.

13.	Tax Withholding. Whenever payment under an Incentive Award is made in cash, the Employer will withhold an amount sufficient to satisfy any Applicable Withholding Taxes. If an Incentive Award is payable in Company Stock, the Employer shall withhold the number of shares of Company Stock (valued at their FMV), necessary to pay the Applicable Withholding Taxes.

14.	Transferability of Incentive Awards. Incentive Awards other than Incentive Stock Options shall not be transferable by a Participant or exercisable by a person other than the Participant, except as expressly provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant or authorized representative.

15.	Deferral Elections. No deferrals may be made under the Plan. The Committee may permit Participants to elect to defer, under the CSX Executives’ Deferred Compensation Plan or any successor plan, any gains realized or the issuance or right to Company Stock relating to Incentive Awards, other than Options or Stock Appreciation Rights.

16.	Effective Date of the Plan. The effective date of the Plan is May 5, 2010.
17.	Amendments and Termination.

(a)	Plan amendments: The Board or Compensation Committee may amend the Plan as it deems advisable, provided however, that no amendment shall be adopted that (i) increases the total number of shares of Company Stock reserved for issuance (except pursuant to Section 18), or (ii) amends the Plan provisions relating to the minimum exercise price for Options or the minimum Initial Value for Stock Appreciation Rights. However, with respect to outstanding Incentive Awards other than Performance Grants, the Plan may not be amended in a manner that adversely affects such awards without Participant consent.

(b)	Incentive Award Amendments: The Committee may also amend as it deems advisable the terms of a Performance Grant, except as provided under Section 20(e) “Change in Control”. However, with respect to Incentive Awards other than Performance Grants, the Committee may not amend the terms of such awards in a manner that adversely impacts such awards without Participant consent, except as required under Sections 18, 19(f), and 20(a).

(c)	Termination: This Plan shall terminate at the close of business on May 4, 2020, and no Incentive Stock Option may be granted under this Plan after February 9, 2020. Additionally, the Board, at its sole discretion, may terminate the Plan at any other time, except (i) as prohibited under Section 20(e) “Change in Control, and (ii) with respect to outstanding Incentive Awards other than Performance Grants, the Committee may not terminate the Plan in a manner that adversely impacts such awards without the affected Participant’s consent.

18.	Change in Capital Structure.

(a)

The Compensation Committee shall make commensurate adjustments to the Plan and to outstanding Incentive Awards to reflect any stock dividend, stock split or combination of shares, share exchange, recapitalization or merger or other change in CSX capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of CSX). The Compensation Committee’s determination of the number and kind of shares of stock or securities to be subject to the Plan and to Incentive Awards then outstanding or to be granted, the maximum number of shares or securities which may be delivered under the Plan under Sections 3(a) or 3(b), the Option exercise price, the Initial Value, the terms of outstanding Incentive Awards and other relevant provisions after any such transaction shall be binding on all persons. If the adjustment would produce a fractional share with

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APPENDIX A

respect to any unexercised Option, the fractional share shall be disregarded.

(b)	Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

19.	Administration of the Plan.

(a)	The Committee shall administer the Plan. The Committee shall have authority to determine the nature of, and impose any term, limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award. The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant.

(b)	The Committee shall have the power and complete discretion to delegate to any individual, or to any group of individuals employed by CSX or a Subsidiary, the authority to grant Incentive Awards under the Plan to any employee of CSX, a Subsidiary or Affiliate, who is not considered an officer of CSX under Securities Exchange Act Rule 16a-1. No Incentive Award granted under this authority may exceed $500,000 in value on the Date of Grant.

(c)	If the Participant’s Employer is involved in a Divisive Transaction, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

(d)	If a Participant or former Participant (1) becomes associated with, recruits or solicits customers or other employees of CSX, a Subsidiary or Affiliate, is employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee) any business that is in competition with CSX, its Subsidiaries or Affiliates, (2) has his employment terminated by his Employer on account of actions by the Participant which are detrimental to the interests of CSX, a Subsidiary or Affiliate, or (3) engages in conduct which the Committee determines to be detrimental to the interests of CSX, a Subsidiary or Affiliate, the Committee may, in its sole discretion, cancel all outstanding Incentive Awards, including immediately terminating any Options held by the Participant, regardless of whether then exercisable.

(e)	In the event of the death of a Participant, (i) any outstanding Incentive Award that is otherwise exercisable may be exercised by the administrator or executor, as applicable, of the Participant’s estate, and (ii) any amount payable under an outstanding Incentive Award shall be paid to the Participant’s estate.

(f)	The Committee shall administer the Plan and prescribe the terms and conditions of Incentive Awards so that Options and Stock Appreciation Rights shall be exempt from Code Section 409A pursuant to Treasury Regulation § 1.409A-1(b)(4) or (5) and so that all other Incentive Awards shall be exempt from Code Section 409A pursuant to Treasury Regulation § 1.409A-1(b)(4). If an Incentive Award is subject to Code Section 409A notwithstanding the preceding sentence, the Committee, without the consent of any Participant, may take any action that the Committee determines is necessary or appropriate so that such Incentive Award shall be exempt from, or in compliance with, the requirements of Code Section 409A.

20.	Change in Control. The following shall apply in the event of a Change in Control.

(a)	Continuation of Incentive Awards: Effective as of a Change in Control, each outstanding Incentive Award must be continued in accordance with its terms and conditions in effect on the date of the Change in Control, except for adjustments in its terms and conditions as are required to equitably reflect the change in capital structure resulting from the Change in Control. If Company Stock is no longer publicly traded on a recognized exchange, Incentive Awards outstanding at the time of the Change in Control must be replaced with a Substitute Award as soon as practicable.

(b)	Termination of Employment After Change in Control: Each Incentive Award or Substitute Award held by a Participant (A) who resigns within three months after an event constituting Good Reason or (B) whose employment is terminated without Cause by the Company, a Subsidiary or an Affiliate, in either case after a Change in Control and on or before the third anniversary of the Change in Control, is subject to the following:

(i)	If the Incentive Award or Substitute Award is an Option or Stock Appreciation Right, the Incentive Award or Substitute Award shall be cancelled on the date the Participant’s employment terminates in exchange for a single sum cash payment. The payment shall equal the FMV of Company Stock or other security subject to the Option or Stock Appreciation Right, on the date the Participant’s employment terminates, in excess of the option price or the Initial Value, as applicable, multiplied by the number of shares of Company Stock or other security subject to the Option or Stock Appreciation Right on the date of the termination of employment.

  2015 Proxy Statement    A-7

APPENDIX A

(ii)	If the Incentive Award or Substitute Award is Restricted Stock, all terms and conditions on the Restricted Stock shall be deemed satisfied on the date the Participant’s employment terminates and the Restricted Stock shall be fully vested and immediately transferable.

(iii)	If the Incentive Award or Substitute Award is a Performance Grant or Stock Award, the Incentive Award or Substitute Award shall be considered earned at the Target Payout Level and shall be cancelled on the date the Participant’s employment terminates in exchange for a single sum cash payment. The payment shall equal the FMV of Company Stock or other security subject to the Performance Grant or Stock Award multiplied by the number of shares of Company Stock or other security subject to the Performance Grant or Stock Award at the Target Payout Level.

(iv)	If the Incentive Award or Substitute Award is Restricted Stock Units, all terms and conditions on the Restricted Stock Units shall be considered satisfied on the date the Participant’s employment terminates and shall be cancelled on such date in exchange for a single sum cash payment. The payment shall equal the FMV of Company Stock or other security subject to the award, multiplied by the number of Restricted Stock Units subject to the award on the date the Participant’s employment terminates.

(v)	If the Incentive Award or Substitute Award is Dividend Equivalents, all terms and conditions of the Dividend Equivalents shall be considered satisfied on the date the Participant’s employment terminates and shall be cancelled on such date in exchange for a single sum cash payment. The payment shall equal the balance, if any, that has been credited but not yet paid with respect to the Dividend Equivalents.

(c)	Termination of Employment before a Change in Control in Certain Circumstances: Each Incentive Award of a Participant (A) who resigns within three months after an event constituting Good Reason or (B) whose employment is terminated without Cause by the Company, a Subsidiary or an Affiliate, in either case upon or after shareholder approval of a Business Combination or Regulated Business Combination and prior to the applicable Change in Control is subject to the following upon the consummation of such Change in Control:

(i)	all Options and Stock Appreciation Rights shall be cancelled, on the date of the event described in Section 2(e)(iii) or 2(e)(iv), as applicable, in exchange for a single sum cash payment. The payment shall equal the FMV of Company Stock on such date in excess of the option price or the Initial Value, as applicable, multiplied by the number of shares of Company Stock subject to the Option or Stock Appreciation Right on the date of the Change in Control.

(ii)	all terms and conditions of Restricted Stock and Restricted Stock Units shall be considered satisfied upon the date of the event described in Section 2(e)(iii) or 2(e)(iv), as applicable (and the Restricted Stock shall be entirely vested and transferable and the amount payable for the Restricted Stock Units shall be immediately payable as of such date).

(iii)	all Performance Grants, Stock Awards and Dividend Equivalents shall be considered earned at Target Payout Level and immediately payable in cash upon the date of the event described in Section 2(e)(iii) or 2(e)(iv), as applicable.

(d)	Additional Participant Rights: If Section 20(a) is not satisfied, then the following shall occur: (i) with respect to Performance Grants, Stock Awards, Restricted Stock, Restricted Stock Units or Dividend Equivalents, the Participant shall be entitled to receive the value of the Incentive Award, based upon FMV of the Company Stock and at the Target Payout Level, where applicable, determined on the date of the Change in Control and paid as soon as practicable thereafter, and (ii) with respect to Options or Stock Appreciation Rights, the Participant shall be entitled to receive an amount equal to the FMV of the shares covered by the Option or Stock Appreciation Right on the date of the Change in Control in excess of the Option price or Initial Value, as applicable, multiplied by the number of shares covered by the Option or Stock Appreciation Right and paid as soon as practicable thereafter.

(e)	Amendments and Termination: On and after a Change in Control, the Committee may not amend or terminate the Plan or the terms of any Performance Grant in a manner that adversely impacts such Performance Grant without the affected Participant’s consent except as required or provided under Sections 18, 19(f), and 20 (a) above.

21.	Interpretation. The terms of this Plan shall be governed by the laws of the State of Florida without regard to its conflict of laws rules.

A-8       2015 Proxy Statement

Thank you for being a CSX shareholder!

CSX AWARDS

•	CSX ranked #15 on IDG’s Computerworld’s “100 Best Places to Work in IT”

•	Named to the Dow Jones Sustainability Index for North America for the fourth consecutive year

•	Named among Most Valued Employers for Military by CivilianJobs.com

•	Recognized on the CDP S&P 500 Climate Performance Leadership Index for the fifth consecutive year

•	Ranked #1 of Top 10 Companies for Veterans by DiversityInc. Magazine for 2014

•	In 2014, Diversity MBA Magazine named CSX as the #14 company on their “50 Out Front for Diversity Leadership: Best Places for Diverse & Women Managers To Work” list.

•	Named a 2014 Best Diversity Company in Transportation – Diversity/Careers in Engineering & Information Technology

•	Ranked #2 for 2013 and #4 for 2014 in GI Jobs Magazine’s Most Military Friendly Employers out of over 5,000 applicants

CSX is fully committed to being a responsible corporate citizen and recognizes that safety, community involvement and environmental stewardship help us to better serve our customers, shareholders and neighboring communities. To learn more about CSX, please visit our website, www.csx.com.

If you have a smartphone*; you can scan the QR codes below for more information.

*	Some smartphones will require the installation of a reader to scan the code.

CSX Proxy Statement	2014 CSX Annual Report	2013 CSX Sustainability Report

CSX CORPORATION C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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M83367-P60117	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CSX CORPORATION
The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4.
1. Election of Directors
Nominees:	For	Against	Abstain

1a. D. M. Alvarado	☐	☐	☐

1b. J. B. Breaux	☐	☐	☐			For	Against	Abstain

1c. P. L. Carter	☐	☐	☐		1l. M. J. Ward	☐	☐	☐

1d. S. T. Halverson	☐	☐	☐		1m. J. S. Whisler	☐	☐	☐

1e. E. J. Kelly, III	☐	☐	☐	2.	The ratification of the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2015;	☐	☐	☐

1f. J. D. McPherson	☐	☐	☐	3.	Advisory resolution to approve compensation for the company’s named executive officers;	☐	☐	☐

1g. David M. Moffett	☐	☐	☐	4.	Re-approval of performance measures under the 2010 CSX Stock and Incentive Award Plan.	☐	☐	☐

1h. Oscar Munoz	☐	☐	☐

1i. T. T. O’Toole 1j. D. M. Ratcliffe 1k. D. J. Shepard	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

In appreciation for submitting your vote for the CSX Annual Meeting and to further our commitment to environmental stewardship, a tree will be planted on your behalf in a protected park or wildlife refuge.

Thank You!

	For address changes and/or comments, please check this box and write them on the back where indicated.		☐
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M83368-P60117

CSX CORPORATION

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders

on May 6, 2015

The undersigned hereby appoints MICHAEL J. WARD, ELLEN M. FITZSIMMONS, and MARK D. AUSTIN, and each of them, as proxies, each with full power of substitution, to act and vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 6, 2015, at 10:00 a.m. (EDT), at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23220, and at all adjournments or postponements thereof, and authorizes them to represent and to vote all stock of the undersigned on the proposals listed on the reverse side of this card as directed and, in their discretion, upon such other matters as may properly come before the meeting, all as more fully described in the Proxy Statement.

If no direction is made, the proxy will be voted: (a) “FOR” the election of the director nominees and (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy via the Internet or by telephone, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 11:59 P.M. Eastern Time on Tuesday, May 5, 2015.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side